As filed with the Securities and Exchange Commission on January 13, 2006

Registration No. 333-129715

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	8742	52-1261113
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 East Pratt Street, Suite 1400

Baltimore, Maryland 21202

SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Theodore I. Pincus

Executive Vice President, Chief Financial Officer

FTI Consulting, Inc.

909 Commerce Road

Annapolis, Maryland 21401

(410) 224-8770

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

David J. Johnson, Jr., Esq.

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

(212) 326-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
3 3/4% Convertible Senior Subordinated Notes due July 15, 2012	$150,000,000(1)	100%(2)(3)	$150,000,000(2)	$17,655
Common Stock, par value $0.01 per share	4,799,700 shares(4)	(5)	(5)	(5)
Guarantees of 3 3/4% Convertible Senior Subordinated Notes due July 15, 2012				(6)

(1)	Represents the aggregate principal amount of the registrant’s 3 3/4% Convertible Senior Subordinated Notes due July 15, 2012 (the “notes”) issued by the registrant prior to the date of this registration statement.
(2)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.
(3)	Exclusive of accrued interest, if any.
(4)	Such number represents the number of shares of the registrant’s common stock that may be initially issuable upon conversion of the notes registered hereby. For purposes of estimating the number of shares of the registrant’s common stock issuable upon conversion of the notes, the registrant used a conversion price of $31.25 per share of such common stock, which is the initial conversion price under the notes. Pursuant to Rule 416 under the Securities Act, in addition to the shares of the registrant’s common stock as may be issuable from time to time upon conversion of the notes as a result of stock splits, stock dividends and the anti-dilution provisions thereof.
(5)	No additional consideration will be received for the common stock, and therefore, no registration fee is required pursuant to Rule 457(i) of the Securities Act.
(6)	Pursuant to Rule 457(n) of the Securities Act, no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
FTI, LLC	Maryland	34-2025396
FTI Repository Services, LLC	Maryland	02-0736098
Lexecon, LLC	Maryland	20-0302099
Technology & Financial Consulting, Inc.	Texas	76-0663038
Teklicon, Inc.	California	94-3000753
FTI Cambio LLC	Maryland	11-3750355
FTI IP, LLC	Maryland	11-3755429
FTI Compass, LLC	Maryland	42-1684514
FTI Investigations, LLC	Maryland	42-1684517

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to completion, dated January 13, 2006

PROSPECTUS

FTI Consulting, Inc.

3 3/4% Convertible Senior Subordinated Notes due July 15, 2012

and the Shares of Common Stock Issuable upon Conversion of the Notes

We issued the notes in a private placement in July 2005. This prospectus may be used by selling securityholders to sell their notes and the shares of our common stock issuable upon conversion of their notes.

The notes will mature on July 15, 2012. We will pay interest on the notes on July 15 and January 15 of each year. The first interest payment will be made on January 15, 2006.

The notes may be converted at any time prior to maturity (unless earlier repurchased or exchanged), following the satisfaction of one or more conditions described herein, at the option of the holder into the consideration described below at the initial conversion rate of 31.9980 shares of our common stock per $1,000 in principal amount of notes, which is equal to an initial conversion price of $31.25 per share. In respect of each $1,000 in principal amount of notes, the conversion consideration will consist of (a) cash in an amount equal to the lesser of (i) the principal amount of each note or (ii) the conversion value (as described in this prospectus) of such note, and (b) a number of shares of our common stock equal to the sum of the daily trading share amounts (calculated as described in this prospectus) for each of the 20 consecutive trading days during the applicable conversion reference period (as described in this prospectus). On November 11, 2005, the last reported sale price for our common stock on the New York Stock Exchange was $29.81 per share. The common stock is listed under the symbol “FCN”.

The notes are our general unsecured obligations and are subordinated to all of our existing and future senior indebtedness. The notes rank pari passu with any of our future indebtedness and senior to any future subordinated indebtedness. Substantially all of our domestic subsidiaries have guaranteed the notes on a senior subordinated, unsecured basis.

Upon the occurrence of certain “fundamental changes,” as described in this prospectus, we will have the option to adjust the conversion rate and related conversion obligation so that the consideration otherwise payable on conversion of the notes in shares of our common stock will be payable instead in shares of the surviving or acquiring company. If we do not exercise this option upon a fundamental change, or if it does not apply, you will have the option, in certain cases, to require us to repurchase any notes you hold at a price equal to 100% of the principal amount of the notes plus accrued interest to the date of repurchase or, in certain cases, to convert your notes into conversion consideration at an increased conversion rate based on the price paid per share of our common stock in the fundamental change transaction.

The notes were sold initially to qualified institutional buyers and are currently trading in the Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) system of the National Association of Securities Dealers, Inc. Notes sold by means of this prospectus will not be eligible for trading in the PORTAL system. We have not applied, and do not intend to apply, for listing of the notes on any national securities exchange or automated quotation system.

We will not receive any proceeds from the sale by the selling securityholders of the notes or the shares of our common stock. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration of the notes and the common stock and certain other expenses, as set forth in the registration rights agreement we have entered into with the holders of the notes.

You should carefully review the Risk Factors beginning on page 5 of this prospectus before investing in the notes and common stock issuable upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

i

ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities Exchange Commission, or SEC, under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

The registration statements (including exhibits and schedules thereto) and the annual, quarterly and special reports, proxy statements and other information we file with the SEC may be read and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or from our web site at www.fticonsulting.com. However, the information on our web site does not constitute a part of this prospectus.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the following documents, each of which we previously filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2005;

•	our quarterly report on Form 10-Q for the six months ended June 30, 2005;

•	our quarterly report on Form 10-Q for the nine months ended September 30, 2005;

•	our definitive proxy statement on Schedule 14A relating to our 2005 annual meeting of stockholders;

•	our current reports on Form 8-K filed on February 23, 2005, February 24, 2005, March 2, 2005, April 22, 2005, May 3, 2005, May 23, 2005, May 24, 2005, June 2, 2005, July 19, 2005, July 29, 2005, August 3, 2005, August 10, 2005, August 12, 2005, October 28, 2005, November 1, 2005, November 2, 2005, November 18, 2005, November 22, 2005, January 9, 2006 and January 12, 2006; and

•	the description of our common stock contained in filings we have made under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

These reports contain important information about us and our finances.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus to the end of the offering of the notes and common stock issuable upon conversion of the notes under this document shall also deemed to be incorporated herein by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supercedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless expressly incorporated into this registration statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, are not incorporated by reference in this registration statement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

FTI Consulting, Inc.

500 East Pratt Street, Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, compensation arrangements, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus, the words estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading “Risk Factors.” As stated elsewhere in this prospectus, such risks, uncertainties and other important factors relate to, among others:

•	retention of qualified professionals and senior management;

•	conflicts resulting in our inability to represent certain clients;

•	former employees joining competing businesses;

•	ability to manage utilization and pricing rates;

•	damage to our reputation as a result of claims involving the quality of our services;

•	competition;

•	costs of integrating any future acquisitions;

•	industry trends;

•	changes in demand for our services; and

•	changes in our leverage.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances and do not intend to do so.

PROSPECTUS SUMMARY

This summary contains basic information about FTI Consulting, Inc. It likely does not contain all the information that is important to you. You should read the entire prospectus, including the consolidated financial statements and related notes thereto incorporated by reference herein, before making an investment decision. Except as otherwise indicated herein, or as the context may otherwise require, the references to “FTI,” “we,” “us” and “our” refer to FTI Consulting, Inc., a Maryland corporation and the issuer of the notes.

Our Company

We are a leading provider of forensic/litigation/technology (“forensic”), corporate finance/restructuring (“corporate finance”) and economic consulting services in the United States. Our experienced team of professionals, many of whom are widely recognized as experts in their respective fields, provide high-caliber consulting services to a broad range of clients. We began operations in 1982 as a consulting firm focused on providing forensic investigation, scientific and trial support services, and have evolved through internal growth and strategic acquisitions. We believe clients retain us because of our recognized expertise and capabilities in highly specialized areas, as well as our reputation for satisfying clients’ needs. During 2004, we staffed large and complex assignments for our clients which include 95 of the top 100 U.S. law firms, 20 of the 25 largest U.S. commercial banks and 181 corporate clients in the Fortune 500. Representative clients to date include Wyeth, Tower Automotive and the U.S. Departments of Justice and the Interior.

Our professionals have experience providing testimony in many areas, including: fraud, damages, lost profits, valuation, accountant’s liability and malpractice, contract disputes, patent infringement, price fixing, purchase price disputes, solvency and insolvency, fraudulent conveyance, preferences, disclosure statements, trademark and copyright infringement and the financial impact of government regulations. We have strong capabilities in highly specialized industries, including telecommunications, health care, transportation, utilities, chemicals, energy, commercial and investment banking, pharmaceuticals, tobacco, retail and information technology. As of September 30, 2005, we had 1,291 total employees, including 966 revenue-generating consultants, across 24 U.S. cities, London, England and Melbourne, Australia.

We are a publicly traded company with our common stock listed on the New York Stock Exchange, or NYSE stock market, under the symbol “FCN.”

Our executive offices relocated in January 2006 and are now located at 500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202.

The Notes

The following is a brief summary of the terms of the notes. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus.

Issuer	FTI Consulting, Inc.

Securities Offered	$150,000,000 principal amount of 3 3/4% Convertible Senior Subordinated Notes due July 15, 2012.

Maturity Date	July 15, 2012, unless earlier repurchased or converted.

Interest	3 3/4% per year on the principal amount, payable on July 15 and January 15 of each year, beginning on January 15, 2006.

Conversion Conditions

The notes are convertible by the holders into the consideration described below opposite the caption “Conversion Consideration” at an initial conversion rate of 31.9980 shares of our common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of $31.25 per share). The convertible notes may be converted only under the following circumstances:

•	prior to June 15, 2012, during any conversion period (as defined in this prospectus) if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price on the first day of the conversion period;

•	prior to June 15, 2012, during the five consecutive business day period following any five consecutive trading day period in which the trading price of a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day, as multiplied by the applicable conversion rate;

•	at any time on or after June 15, 2012; or

•	upon the occurrence of specified corporate transactions.

Conversion Consideration

For each $1,000 in principal amount of notes, the conversion consideration shall consist of (i) an amount of cash equal to the lesser of (a) the principal amount of such note, or (b) the conversion value of such note, and (ii) a number of shares of our common stock (the “residual value shares”) equal to the sum of the daily trading share amounts (calculated as described in this prospectus) for each of the 20 consecutive trading days during the applicable conversion reference period (as described in this prospectus). We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares issuable upon conversion of such notes.

Ranking and Guarantees	The notes are our general unsecured obligations and are subordinated to all of our existing and future senior indebtedness. The notes rank pari passu with any of our future senior subordinated indebtedness and senior to any future subordinated indebtedness. Substantially all of our domestic subsidiaries have guaranteed the notes on a senior subordinated, unsecured basis.

Concurrently with the offering of the notes, we offered $200.0 million in aggregate principal amount of 7 5/8% senior notes due 2013 (the “senior notes”). The senior notes constitute our only outstanding senior indebtedness. As of September 30, 2005, we had $91.4 million of revolving availability under our senior secured credit facility, all borrowings under which constitute senior secured indebtedness.

Optional Redemption	We do not have the right to redeem the notes.

Sinking Fund	None.

Repurchase at Option of Holder Upon a Fundamental Change

Subject to our rights described under “Description of Notes—Public Acquirer Change of Control” below, if we undergo a fundamental change (as defined under “Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change”), holders have, subject to certain exceptions, the right, at their option, to require us to purchase for cash all of their notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

Adjustment to Conversion Rate Upon a Fundamental Change

Subject to our rights described under “Description of Notes—Public Acquirer Change of Control” below, if a holder elects to convert notes in connection with a fundamental change, we will in certain circumstances increase the conversion rate by a specified number of additional shares, depending on our common stock price at that time, as described under “Description of Notes—Adjustment to Conversion Rate Upon a Fundamental Change.”

Public Acquirer Change of Control

In the case of a public acquirer change of control (as defined under “Description of Notes—Public Acquirer Change of Control”), we may, in lieu of permitting a repurchase at the holders’ option and increasing the conversion rate of the notes as described under “Description of Notes—Adjustment to Conversion Rate upon a Fundamental Change,” elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes into a number of shares of public acquirer common stock by adjusting the conversion rate in effect immediately before the public acquirer change of control as described in “Description of Notes—Public Acquirer Change of Control.”

Use of Proceeds	We will not receive any of the proceeds from the sale of any securities offered by this prospectus.

Trading

The notes are currently trading in the PORTAL system. Notes sold by means of this prospectus will not be eligible for trading on the PORTAL system. We do not intend to list the notes for trading on any national or other securities exchange or on the Nasdaq National Market. Our common stock is traded on the New York Stock Exchange under the symbol “FCN.”

Registration Rights

We have agreed, for the benefit of the holders of the notes, to use commercially reasonable efforts to cause the shelf registration statement of which this prospectus is a part, to be declared effective by February 28, 2006.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in the notes.

RISK FACTORS

In addition to the risks below, other risks and uncertainties not known to us or that we deem to be immaterial may also materially adversely affect our business operations. All of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you could lose all of or a part of your original investment. You should carefully consider the risks described below as well as other information and data included in this prospectus before making an investment decision with respect to the notes.

Risks Related to Our Business

Our failure to retain qualified professionals or hire additional qualified professionals would have a negative effect on our future growth and financial performance as well as on client engagements, services and relationships.

Our business involves the delivery of professional forensic, corporate finance and economic consulting services. In the consulting business, professional acumen, trust and relationships are critical elements of a company’s ability to deliver high quality professional services. Our professionals have highly specialized skills. They also develop strong bonds with the clients they service. Our continued success depends upon our ability to attract and retain our staff of professionals who have expertise, reputations and client relationships critical to maintaining and developing our business. We face intense competition in recruiting and retaining highly qualified professionals that we must employ to continue our service offerings. As of September 30, 2005, substantially all of the senior managing directors had written employment agreements with us. Many of our employment agreements will expire between 2006 and 2008 because of the timing of our acquisitions and our 2004 initiative to enter into written agreements with our senior professionals. We monitor these expirations carefully to commence dialogues with professionals regarding their employment well in advance of the actual contract expiration dates. Our goal is to renew employment agreements when advisable and to stagger the expirations of the agreements if possible. Because of the high concentration of contract expirations between 2006 and 2008, we may experience high turnover or other adverse consequences, such as higher costs, loss of clients and engagements, or difficulty staffing engagements, if we are unable to renegotiate employment arrangements or the costs of retaining qualified professionals become higher. We cannot assure you that we will be able to attract and retain enough qualified professionals to maintain or expand our business. Moreover, competition has been increasing our costs of retaining or hiring qualified professionals, a trend which could harm our operating margins and results of operations.

We have begun to focus on renegotiating new long-term employment agreements with key senior managing directors. In connection with those discussions, we may offer a senior managing director the opportunity to participate in all or a portion of the benefits under an incentive compensation package that includes cash, which may be in the form of an unsecured general recourse forgivable loan, and significant additional payments upon the execution of and during the term of such employment agreement in the form of stock option and restricted stock awards, or alternatively, cash equivalents, if we do not have adequate equity securities available under stockholder approved equity plans. Any new employment agreements entered into with senior managing directors may not have staggered termination dates, so that we could face similar retention issues at the end of the terms of those agreements, although this risk could be reduced in light of our intention to include automatic one-year renewal options in the new employment agreements beginning at the end of their initial terms unless either party provides to the other prior notice that he or us do no not intend to renew. While we hope that we enter into new long-term employment contracts with a significant number of senior managing directors there is no assurance we will do so. The aggregate principal amount of all loans made to senior managing directors through 2006 could exceed $50.0 million, of which some or all of the principal amount and accrued interest could be forgivable by us upon the passage of time or certain other events, such as death or disability or termination by us without cause or by the employee with good reason. If all the other compensation features described above were to be implemented, the equity awards to such senior managing directors would also be significant.

Our clients may preclude us from representing multiple clients in connection with the same engagement or competitive matter; our other practices may be precluded from accepting engagements from clients with respect to the same or competitive matter for which another practice has been engaged to provide services; and we may be required to forego potential business prospects in order to win engagements, which could harm our revenues, results of operations and client relationships and engagements.

We follow internal practices to assess real and potential relationships between and among our clients, engagements, practices and professionals. For example, we generally will not represent parties adverse to each other in the same matter. Under bankruptcy rules we generally may not represent both a debtor and its creditors on the same engagement. Under federal bankruptcy laws, we are required to notify the U.S. Trustee of real or potential conflicts. The U.S. Trustee could find that we no longer meet the disinterestedness standard because of real or potential conflicts, and order us to resign and refund fees that have been paid to us. In some cases we could be ordered to refund fees that were not paid to us, but rather to the sellers of businesses that we acquired. We may not have recourse to recover any or all of any refunded fees from such sellers. Future relationships may require us to decline or resign from client engagements. New acquisitions may require us to resign from current client engagements because of relationship issues that are not currently identifiable. In addition, businesses that we acquire may not be free to accept engagements they could have accepted prior to our acquiring them because of relationship issues. Our inability to accept engagements from clients or prospective clients, represent multiple clients in connection with the same or competitive engagements, and any requirement that we resign from client engagements may negatively impact our revenues, revenue growth and results of operations.

If our former professionals go into business in competition with us or join our competitors, our client engagements and relationships could decline, financial performance and growth could slow or decline, and employee morale could suffer, and we may not have legal recourse.

Typically, our professionals have a close relationship with the clients they serve, not only based on their expertise but also on bonds of personal trust and confidence. Although our clients generally contract for services with us as a company, and not with individual professionals, in the event that professionals leave, such clients would not be prohibited from hiring those professionals to perform future engagements. Clients could also decide to transfer active engagements to professionals who leave. The engagement letters that we typically enter into with clients do not obligate them to continue to use our services. Typically, our engagement letters permit clients to terminate our services at any time. Furthermore, while in some cases, the termination of an ongoing engagement by a client could constitute a breach of the client’s contract with us, we could decide that preserving the overall client relationship is more important than seeking damages for the breach, and for that or other reasons that are not currently identifiable, decide not to pursue any legal remedies that might be available to us. We would make the determination whether to pursue any legal actions against a client on a case-by-case basis.

All of our written employment agreements with our senior managing directors include noncompetition and nonsolicitation arrangements. These noncompetition agreements have generally been drafted to comply with state “reasonableness” standards. However, states generally interpret noncompetition clauses narrowly. Therefore, a state may hold certain restrictions on competition to be unenforceable. In the case of former Ringtail employees residing in Australia, the noncompetition provisions have been drafted to comply with Australian law. In the event an employee departs, we will consider any legal remedies we may have against such professional on a case-by-case basis. However, we may decide that preserving cooperation and a professional relationship, or other concerns, outweigh the benefits of any possible legal recovery. Therefore, we may determine not to pursue legal action, even if available.

In the first quarter of 2004, we experienced the unanticipated departures of about 60 professionals in our former FTI/Policano & Manzo restructuring practice. We have strived to build relationships and reassure our professionals and clients of our interest in them and our ability to provide services comparable to those provided by the departing professionals. Those departures had a negative impact on our financial results for 2004. In the fourth quarter of 2004, we entered into a monetary settlement of arbitration proceedings brought against those former employees and the company they formed to compete with us.

Our profitability will suffer if we are not able to manage utilization and pricing rates of our professional staff.

We calculate the utilization rate for our professional staff by dividing the number of hours that all of our professionals worked on client assignments during a period by the total available working hours for all of our professionals, assuming a 40-hour work week and a 52-week year. Available working hours include vacation and professional training days, but exclude holidays. The hourly rates we charge our clients for our services and the number of hours our professionals are able to charge our clients for our services are affected by the level of expertise and experience of the professionals working on a particular engagement and, to a lesser extent, the pricing and staffing policies of our competitors. If we fail to manage our utilization rates for our professionals or maintain or increase the hourly rates we charge our clients for our services, we may experience adverse consequences, such as non-revenue generating professionals, the loss of clients and engagements and the inability to appropriately staff engagements, and our profitability will suffer.

Demand for our corporate finance professionals declined in early 2004 primarily as a result of general economic conditions, including the strengthening of the economy, the availability of credit, low interest rates, fewer mergers and acquisitions and fewer large bankruptcy proceedings. Our operating profit margins declined in 2004 due to the slow down in our corporate finance business and due to lower utilization rates in that practice and our recently acquired businesses relative to our historical experiences. We also experienced lower utilization in our forensic practice during late 2003 and the early part of 2004 resulting from the absorption of the professionals who joined us in connection with our acquisition of the dispute advisory services of KPMG LLP. Many of the billable professionals that resigned during the first quarter of 2004 were among our highest utilized and billing professionals, which also contributed to our lower utilization rates and operating profit margins in 2004.

We rely heavily on our senior management team and practice leaders for the success of our business.

We rely heavily on our senior management team and practice leaders to manage our practices. Given the highly specialized nature of our services and the scale of our operations, these people must have a thorough understanding of our service offerings as well as the skills and experience necessary to manage a large organization. If one or more members of our senior management team or our practice leaders leave and we cannot replace them with a suitable candidate quickly, we could experience difficulty in managing our business properly, and this could harm our business prospects, client relationships, employee morale and results of operations.

Any claims involving the quality of our services could harm our overall professional reputation, which could harm our ability to compete for new business opportunities, retain and attract clients and engagements, and hire and retain qualified professionals.

Many of our engagements involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional liability. Often, our engagements involve matters that, if resolved unfavorably, may result in a severe impact on the client’s business, cause the client a substantial monetary loss or prevent the client from pursuing business opportunities. Since our ability to attract new clients and generate engagements depends upon our ability to maintain a high degree of client satisfaction as well as our reputation among industry professionals, any claims against us involving the quality of our services may be more damaging than similar claims against businesses in other industries.

We do not generally indemnify our clients; however, in certain cases, such as with clients who are governmental agencies or authorities, we may agree to indemnify them and their affiliates against third party liabilities. Indemnification provisions are negotiated on a contract-by-contract basis and in some cases may be reciprocal or may be coupled with limitations on the amount and type of damages that can be recovered.

Any claim by a client or a third party against us could expose us to professional or other liabilities in excess of our insurance limits. We maintain a limited amount of liability insurance. The damages and/or expenses resulting from any successful claims against us, for indemnity or otherwise, in excess of our insurance limits would have to be borne directly by us and could seriously harm our profitability, financial resources and reputation.

Our clients may terminate our engagements with little or no notice, which may cause us to experience unexpected declines in our profitability and utilization.

Much of our business involves large client engagements that we staff with a substantial number of professionals. The engagement letters that we typically enter into with clients do not obligate them to continue to use our services. Typically, our engagement letters permit clients to terminate our services at any time. If our clients unexpectedly cancel engagements with us or curtail the scope of our engagements, we may be unable to replace the lost revenues from those engagements, quickly eliminate costs associated with those engagements, or quickly find other engagements to utilize our professionals. Any decrease in revenues without a corresponding reduction in our costs will likely harm our profitability.

We face intense competition in our business. If we fail to compete effectively, we may miss new business opportunities or lose existing clients and our revenues and profitability may decline. Parties from whom we acquire assets may reenter the marketplace to compete with us in the future.

The market for our consulting services is highly competitive. Our competitors range from large organizations, such as the national accounting firms and the large management consulting companies that offer a broad range of consulting services, to small firms and independent contractors that provide one specialized service. Some of our competitors have significantly more financial resources, larger professional staffs and greater brand recognition than we do. Since our business depends in a large part on professional relationships, our business has low barriers of entry for professionals wanting to start their own firms. In addition, it is relatively easy for professionals to change employers. We cannot assure you that we will continue to compete successfully for new business opportunities or retain our existing clients or professional employees.

In connection with our acquisitions, we generally obtain nonsolicitation agreements from the professionals we hire as well as noncompetition agreements from senior managers and professionals. In some cases we enter into Noncompetition or nonsolicitation arrangements generally with sellers. We cannot assure you that any one or more of the parties from whom we acquire assets or a business who do not join us, or persons who join us if upon expiration or breach of their agreements not to compete or solicit, will not compete with us in the future. Also, the duration of those agreements are limited ranging from three to five years after the acquisition date. Certain activities may be carved out of or otherwise may not be prohibited by those arrangements. Also, in some cases we may agree to restraints on our ability to compete with the sellers of those businesses with respect to certain practice areas or locations. Competition may harm our expected revenues growth and results of operations and cause the actual profitability of the business to differ materially from our expectations and the expectations of the investing public. A failure to meet these expectations could cause the price of our stock to decline. In connection with the acquisition in 2002 of certain assets and liabilities of the U.S. Business Recovery Services (“BRS”) division of PricewaterhouseCoopers LLP (“PwC”), we obtained a three-year agreement from PwC not to compete with us. On December 23, 2003, we filed an action in the Supreme Court of the State of New York against PwC seeking enforcement of the noncompetition covenants, damages, and injunctive and other equitable relief. On November 3, 2004, we entered into a settlement and release in the action, which enforced the current non-compete until August 31, 2005.

We may have difficulty integrating our acquisitions, or convincing clients to allow assignment of their contracts to us, which may cause our client engagements to decline, with a consequent detrimental effect on our financial results.

The process of integrating our acquisitions into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the operation, development and expansion of our existing business. To the extent that we have miscalculated our ability to integrate and properly manage any or all of our acquisitions, we may have difficulty in achieving our operating and strategic objectives.

A substantial amount of our growth has been due to acquisitions. During 2002, we acquired the BRS practice. During 2003, we completed three significant acquisitions: Lexecon, the former dispute advisory business of KPMG

LLP and Ten Eyck, all of which occurred in the fourth quarter. On February 28, 2005, we acquired substantially all of the assets and assumed certain liabilities of the Ringtail group. Ringtail is a leading developer of litigation support and knowledge management technologies for law firms. On May 31, 2005, we acquired substantially all of the assets and assumed certain liabilities of Cambio from certain of the individual owners of Cambio Partners, LLC (“Cambio Partners”), the direct parent of Cambio, and certain of its investors. Cambio is a leading provider of change management solutions for hospital and health systems. On January 6, 2006, we completed our acquisition of all of the outstanding common stock of Competition Policy Associates, Inc., which we refer to as Compass, and related assets from the stockholders of Compass. Compass is a top competition economics consulting firm, with offices in Washington, D.C. and San Francisco. Compass’ practice involves sophisticated economic analysis in the context of antitrust disputes, mergers and acquisitions, regulatory and policy debates, and general commercial litigation across a broad range of industries in the United States, Europe and the Pacific Rim. The extent of integration of these businesses at this time differs. Some of the integration challenges we face include differences in corporate cultures and management styles, additional or conflicting government regulation, disparate company polices and practices and client conflict issues. All of our acquisitions in 2003, our Ringtail and Cambio acquisitions in 2005 and a portion of our acquisition of the Compass business in 2006, were structured as asset transactions. Asset transactions generally necessitate receipt of third party consents to assign client engagements. All clients might not affirmatively consent to an assignment. In addition, in some cases there are no written client contracts memorializing an engagement. Such engagements will only continue at the pleasure of those clients. In certain cases, such as government contracts and bankruptcy engagements, the consents of clients cannot be solicited until after the acquisition has closed. Further, such contracts may be subject to security clearance requirements or bidding provisions with which we might not be able to comply. There is no assurance that local, state and federal governments will agree to novate their contracts to us. In addition, in an engagement that involves a bankruptcy case, we must make a filing with the applicable U.S. Trustee, at which time such U.S. Trustee may find that we are no longer disinterested. In connection with such bankruptcy cases, we may be required to resign and to refund fees collected in connection with those engagements. We could be responsible for returning fees even if they were not paid to us, but rather to the company from whom we acquired the business. In some cases, we may not have legal recourse to demand that the seller of the business reimburse us.

Our corporate finance practice has an increased risk of fee nonpayment.

Many of our clients have engaged us because they are experiencing financial distress. We recognize that these clients may not have sufficient funds to continue operations or to pay for our services. We typically do not receive retainers before we begin performing services on a client’s behalf in connection with a significant amount of our corporate finance business. In the cases that we have received retainers, we cannot assure you that the retainers will adequately cover our fees for the services we perform on behalf of these clients. We are not always able to obtain retainers from clients in bankruptcy as the bankruptcy court must approve our retainers for those clients. Even if a bankruptcy court approves our retainer or engagement, a bankruptcy court has the discretion to require us to return all, or a portion of, our fees. Therefore, we face the risk of nonpayment, which can result in write-offs. For the three years ended December 31, 2004, and the nine months ended September 30, 2005 we wrote off a total of approximately $17.2 million and $2.3 million, respectively, of uncollectible fees in all practices. Our total write-offs exclude unbilled fee adjustments and amounts attributable to our applied sciences practice, which we sold in 2003. More write-offs than we expect in any period would have a negative impact on our results of operations.

If the size, complexity and number of debt defaults, bankruptcy or restructuring actions or other factors affecting demand for our corporate finance services declines, our revenues and profitability could suffer.

Our corporate finance practice provides various restructuring and restructuring-related services to companies in financial distress or their creditors or other stakeholders. A number of factors affect demand for this practice’s services. These include:

•	the availability and level of lending activity, interest rates and over-leveraging of companies;

•	over-expansion by various businesses;

•	merger and acquisition activity;

•	management problems; and

•	the general economic factors resulting in the decline in the economy in the U.S.

Notwithstanding increases in debt, we have also seen a decline of the mega-bankruptcy cases, resulting in a greater portion of our business being comprised of engagements relating to bankruptcy and restructuring matters involving mid-size companies, primarily as a result of general economic conditions, including the strengthening of the economy, the availability of credit, low interest rates and fewer mergers and acquisitions. In our experience, mid-size bankruptcy and restructuring engagements are more susceptible to cyclical factors such as holidays and vacations. The shift to mid-size engagements could result in lower utilization during the third and fourth quarters due to these factors. Declines in demand for our restructuring, turnaround and bankruptcy services as well as smaller engagements could result in lower revenues and decrease our overall profitability.

If we fail to find suitable acquisition candidates, or if we are unable to take advantage of opportunistic acquisition situations, our ability to expand may be curtailed.

The number of suitable acquisition candidates may decline if the competition for acquisition candidates increases. As a result, we may be unable to make acquisitions or be forced to pay more or agree to less advantageous acquisition terms for the companies that we are able to acquire. Alternatively, at the time an acquisition opportunity presents itself, internal and external pressures (including, but not limited to, borrowing capacity under our senior secured credit facility or the availability of alternative financing), may cause us to be unable to pursue or complete an acquisition. Our ability to grow our business, particularly through acquisitions, may depend on our ability to raise capital by selling equity or debt securities or obtaining additional debt financing. We cannot assure you, however, that we will be able to obtain financing when we need it or on terms acceptable to us. In any case, we may be unable to grow our business or expand our service offerings as quickly as we have in the past, and our profitability may decline.

We may not manage our growth effectively, and our profitability may suffer.

We have experienced rapid growth in recent years. This rapid expansion of our business may strain our management team, human resources and information systems. We cannot assure you that we can successfully manage the integration of any businesses we may acquire or that they will result in the financial, operational and other benefits that we anticipate. To manage our growth successfully, we may need to add qualified managers and employees and periodically update our operating, financial and other systems, as well as our internal procedures and controls. We also must effectively motivate, train and manage a larger professional staff. Such expansion may result in significant expenditures. If we fail to add qualified managers or manage our growth effectively, our business, results of operations and financial condition may be harmed.

Our revenues, operating income and cash flows are likely to fluctuate.

We have experienced fluctuating revenues, operating income and cash flows and expect that this will occur from time to time in the future. We may experience fluctuations in our annual or quarterly revenues and operating income because of the timing of our client assignments, the types of assignments we are working on at different times, hiring trends and decreased productivity because of vacations taken by our professionals. This means our profitability will likely decline if we experience an unexpected variation in the number or timing of client assignments or during the third quarter when substantial numbers of professionals take vacations, which reduces their utilization rates. We may also experience future fluctuations in our cash flows because of the timing of the payment of incentive compensation to our professionals, which we generally pay during the first quarter of each year. Also, the timing of any future acquisitions and the cost of integrating them may cause fluctuations in our operating results.

A significant portion of Lexecon’s revenues results from relationships with clients and industry professionals maintained by Daniel Fischel, Dennis Carlton and Joseph P. Kalt. The loss of one or more of them could decrease our revenues and our profitability.

The success of our acquisition of Lexecon will depend upon our retention of Daniel Fischel, Dennis Carlton and Joseph P. Kalt. They have reputations in the field of economics for highly specialized expertise as well as important relationships with existing clients and industry professionals. Their reputations and relationships are critical to retaining and gaining new client engagements, particularly large, complex matters. We have written five-year employment agreements with Messrs. Fischel, Carlton and Kalt. The loss of Messrs. Fischel, Carlton or Kalt could harm the success of our acquisition of the Lexecon practice.

We have a different system of governance and management from the companies from whom we made our acquisitions, which could cause senior professionals who joined us from the acquired companies to leave us.

Lexecon, the dispute advisory services, or DAS business, of KPMG LLP that we acquired in 2003, and the BRS business shared many of the management practices and policies of their parent companies. We believe our management practices and policies differ from the practices and policies of those companies, including, but not limited to, the manner in which potential conflicts of interest were handled. In some cases, these different management practices and policies may lead to workplace dissatisfaction on the part of those professionals with our way of conducting business. The loss of one or more key professionals may harm our business and results of operations.

Risks Related to the Notes

Increased leverage may harm our financial condition and results of operations.

At September 30, 2005, we had approximately $350.0 million of outstanding debt. The notes do not restrict our future incurrence of indebtedness and we may incur additional indebtedness in the future. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness, including the notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The notes and related guarantees are subordinated to our and the guarantors’ existing and future senior debt. Your right to receive payment on the notes is junior to our and the guarantors’ senior obligations, including those under our senior secured credit facility and the senior notes.

The notes are unsecured, senior subordinated obligations of ours and the guarantee of the notes by certain of our subsidiaries are unsecured, senior subordinated obligations of those guarantors. By their express terms, the notes and note guarantees are junior in right of payment to all of our and the guarantors’ existing and future senior debt, including our senior secured credit facility and the senior notes. Any debt that we or the guarantors incur will be senior to the notes, unless the terms of that debt expressly provide that it ranks equal with, or is subordinated to, the notes. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or to our or their property, the holders of our and the guarantors’ senior debt will be entitled to be paid in full before any payment may be made with respect to these notes or the note guarantees. In addition, under the subordination provisions contained in the indenture, we and the guarantors may be prevented from making payments in respect of the notes and the guarantees if a payment default on senior debt occurs, and the holders of senior debt may temporarily block us and the guarantors from making payments on the notes and the note guarantees if certain types of non-payment defaults on senior debt occur.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes and of any other senior subordinated debt that we or the guarantors may issue in the future will participate in the assets remaining after we and the guarantors have paid all of our and their senior debt in full. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt. Furthermore, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding, because those creditors have not agreed to be subordinated.

Our senior debt outstanding as of September 30, 2005 was $350.0 million, which consisted exclusively of our senior notes and our convertible notes, and we also had $100.0 million of revolving availability under our senior secured credit facility, subject to outstanding letters of credit of $8.6 million. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the conversion consideration upon conversion of the notes.

Upon conversion of the notes, we will be required to pay to the holder of a note a cash payment equal to the lesser of the principal amount of the notes being converted or the conversion value of those notes as described in this prospectus. As a result, we may be required to pay significant amounts in cash to holders of the notes upon conversion. We may not have sufficient cash funds to pay the conversion consideration at the time of conversion. In addition, those payments could be construed to be a prepayment of principal on subordinated debt, and our existing and future senior debt may prohibit us from making those payments, or may restrict our ability to do so by requiring that we satisfy certain covenants relating to the making of restricted payments. The senior notes indenture generally allows these payments, and our senior secured credit facility permits these payments in some, but not all, circumstances. See “Description of Notes—Conversion Consideration” for a description of the circumstances under which our senior secured credit facility will permit us to pay the required cash portion of the conversion consideration upon conversion of the notes. Moreover, our senior secured credit facility and the indenture governing our senior notes could be subsequently amended to, and other senior debt instruments that we may enter into in the future could, further prohibit or restrict our ability to make those cash payments upon conversion of the notes. In addition, our ability to make payments on the notes, including upon conversion under any circumstance, may be restricted by the subordination provisions of the indenture governing the notes. See “Description of Notes—Subordination.” If we are unable to pay the conversion consideration, we could seek consent from our lenders to make the payment. If we are unable to obtain their consent, we could attempt to refinance their debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying the cash portion of the conversion consideration, in which case we would have an event of default under the indenture governing the notes.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

Some but not all of our subsidiaries have guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As of September 30, 2005, the notes were effectively junior to $0.3 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries generated 0.7% of our consolidated revenues in the nine-month period ended September 30, 2005 and held 3.3% of our consolidated assets as of that date.

The contingent conversion feature of the notes could result in your receiving less than the full conversion value of your notes.

The notes are convertible into conversion consideration only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the full value of the consideration into which the notes would otherwise be convertible.

We may not have sufficient cash to purchase the notes, if required, upon a fundamental change.

You may require us to purchase all or any portion of your notes upon a fundamental change, which generally is defined as the occurrence of any of the following: (i) our common stock is not traded on a national securities exchange or listed on The Nasdaq Stock Market; (ii) any person acquires more than 50% of the total voting power of all shares of our capital stock; (iii) certain mergers, consolidations, sales or transfers involving us occur; or (iv) our board of directors does not consist of continuing directors. In certain situations, you will not have a repurchase right even if a fundamental change has occurred. See “Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change” and “Description of Notes—Public Acquirer Change of Control.” In addition, we may not have sufficient cash funds to repurchase the notes upon such a fundamental change. Certain instruments governing our indebtedness restrict, and instruments governing our future indebtedness may restrict, our ability to repay the purchase price. If we are prohibited from repurchasing the notes, we could seek consent from our lenders to repurchase the notes. If we are unable to obtain their consent, we could attempt to refinance their debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from repurchasing the notes upon a fundamental change. If we were unable to repurchase the notes upon a fundamental change, it would result in an event of default under the indenture. An event of default under the indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the fundamental change may be an event of default under our other debt, which could have a significant adverse affect on our financial condition.

The make-whole adjustment for notes converted in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.

If a fundamental change occurs, under certain circumstances, we will increase the conversion rate according to a make-whole formula on notes converted in connection with such fundamental change. The amount of the increase will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the fundamental change, as described below under “Description of the Notes—Adjustment to Conversion Rate Upon a Fundamental Change.” Although the

make-whole increase is designed to compensate you for the lost option time value of your notes as a result of such fundamental change, the amount of the make-whole increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the market price of our common shares at the time of such fundamental change is greater than $120.00 per common share or less than $24.04 per common share (in each case, subject to adjustment), we will not adjust the conversion rate of the notes.

There is no public market for the notes and transfers of the notes will be restricted.

There is currently no public market for the notes. Although the notes that were sold to qualified institutional buyers under Rule 144A are eligible for trading in PORTAL, any notes resold under this prospectus will no longer trade in the PORTAL system. We cannot predict whether an active trading market for the notes will develop or, if such market develops, how liquid it will be. We do not intend to apply for listing of the notes on any securities exchange or other stock market. Accordingly, no market for the notes may develop, and any market that develops may not last.

Even if an active trading market were to develop, the notes could trade at prices that may be lower than the initial offering price of the notes, or the holders could experience difficulty or an inability to resell the notes. Whether or not the notes will grade at lower prices depends on many factors, including prevailing interest rate, the market for similar securities, the price of our shares of common stock, our performance and other factors.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change.”

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the antidilution adjustments of the notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If any or all of our outstanding notes are converted into shares of our common stock, existing common stockholders will experience immediate dilution and, as a result, our stock price may go down.

The notes offered hereby are convertible, at the option of the holder, into conversion consideration that may include shares of our common stock. We have reserved shares of our authorized common stock for issuance upon conversion of the notes. If any or all of the notes are converted into shares of our common stock, our existing stockholders will experience immediate dilution and our common stock price may be subject to downward pressure.

Any adverse rating of the notes may cause their trading price to fall.

In the future, one or more rating agencies may rate the notes. If any rating agency rates the notes, it may assign a lower rating than that which is expected by investors. A rating agency, following any initial or subsequent rating, may also lower ratings on the notes. If a rating agency assigns a lower than expected rating on the notes or reduces its rating on the notes in the future, the trading price of the notes could decline.

The market price of the notes could be significantly affected by the market price of our common stock, which can be volatile, and other factors.

We expect that the market price of the notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely continue to fluctuate in response to the following factors, some of which are beyond our control:

•	quarterly fluctuations in our operating and financial results;

•	changes in financial estimates and recommendations by financial analysts;

•	failure to maintain an effective system of internal controls or to implement changes to address reportable conditions;

•	developments related to litigation involving us;

•	fluctuations in the share price and operating results of our competitors;

•	changes in government regulation or the failure to meet regulatory requirements;

•	acquisitions and financings including the issuance of substantial number of shares of our common stock as consideration in acquisitions;

•	stock repurchases we may execute;

•	sale of a substantial number of shares held by the existing shareholders in the public market, including shares issued upon exercise of outstanding options or upon the conversion of convertible debt securities; and

•	general conditions in the consulting industry.

Shares eligible for public sale after the date of this prospectus could adversely affect our stock price.

As of September 30, 2005, we had approximately 3.1 million shares of common stock underlying vested stock options that, upon exercise of such options, would be currently eligible for sale in the public market. We have on file a registration statement on Form S-8 under the Securities Act covering the shares underlying these options. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock from time to time. The sale of a substantial number of shares held by the existing stockholders in the public market, including shares issued upon exercise of outstanding options or warrants, whether pursuant to a public offering or otherwise, or the perception that these sales could occur, could adversely affect the market price of our common stock. Such sale could materially impair our ability to raise capital through an offering of equity securities in the future at a time and price we deem appropriate.

Summary Consolidated Financial Data and Other Operating Information

We have derived the following summary historical consolidated income statement, cash flow and other financial data for the years ended December 31, 2002, 2003 and 2004 from our consolidated financial statements, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. We derived the summary historical consolidated income statement, cash flow and other financial data for the nine months ended September 30, 2004 and 2005 and the summary consolidated balance sheet data as of September 30, 2005 from our unaudited consolidated financial statements. We prepared the summary unaudited interim financial data on a basis consistent with the audited consolidated financial statements as of and for the year ended December 31, 2004. In management’s opinion, the unaudited interim consolidated financial information reflects all adjustments that are necessary for a fair presentation of the results for the interim periods presented. All adjustments made were normal and recurring accruals. You should not expect the results of operations for the interim periods to necessarily be an indication of the results for a full year or any future period. You should read the following data in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and related notes thereto, which are incorporated by reference in this prospectus.

We have prepared the following summary unaudited pro forma consolidated income statement data for the year ended December 31, 2004 and for the nine months ended September 30, 2005 giving effect to the Transactions (as defined below), as if they had occurred on January 1, 2004.

As used in this prospectus, the term “Transactions” means, collectively:

•	the offering of the notes and the concurrent offering of the senior notes on August 2, 2005 (which we refer to together as the “Offerings”);

•	the repayment, using $142.5 million of the net proceeds from the Offerings, of all of our outstanding term loan borrowings under our senior secured credit facility;

•	the repurchase, using approximately $125.4 million of the net proceeds from the Offerings, of shares of our common stock in connection with the Offerings; and

•	our payment of fees and expenses in connection with the foregoing.

The unaudited pro forma consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements for the year ended December 31, 2004 and the nine-months ended September 30, 2005. The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable and may be revised as additional information becomes available. The pro forma adjustments include:

•	The elimination of interest expense due to the repayment of amounts due under our senior secured credit facility, including the amortization and write-off of deferred financing costs attributable to our prepayment of term loans in the amount of $5.3 million for the year ended December 31, 2004 and $6.3 million for the nine months ended September 30, 2005.

•	The addition of interest expense related to the Offerings (all of which are assumed to be outstanding for each period presented) in the amount of $22.6 million for the year ended December 31, 2004 and $17.0 million for the nine months ended September 30, 2005. The additional interest expense includes the amortization of deferred financing costs attributable to the Offerings.

•	The adjustment to the income tax provision resulting from the adjustments above was calculated using our effective tax rate which was 42.1% for the year ended December 31, 2004 and 42.0% for the nine months ended September 30, 2005.

•	The weighted average shares outstanding were adjusted to reflect the weighted average effect of the repurchase of 5.2 million shares of our common stock in connection with the Offerings. The notes may have a dilutive effect on earnings per share in any period in which the market price of our common stock exceeds the conversion price for the notes even if the notes are not convertible.

The pro forma adjustments exclude the impact of the interest rate swap agreements we entered into subsequent to the closing of the Transactions and the forward contract portion of the accelerated stock repurchase transaction we finalized with one of the underwriters of the Offerings subsequent to the closing of the Transactions. For more detailed information, see notes 5 and 7 to our unaudited quarterly consolidated financial statements for the nine months ended September 30, 2005, which are incorporated by reference in this prospectus.

We have presented the unaudited pro forma financial data for informational purposes only. You should not consider the pro forma consolidated income statement and balance sheet data to be indicative of what the actual results would have been had the transactions described above been completed on the dates indicated nor should you expect the pro forma results to be an indication of the results of operations or financial condition as of any future date or for any future period. You should read the following data in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto, which are incorporated by reference in this prospectus.

Average Billable Rate per Hour. Effective January 1, 2005, we modified our calculation of average billable rate per hour to include revenue realization adjustments and success fees earned as part of employee revenues. Average billable rates per hour for 2003 and 2004 have been adjusted to conform to our current presentation. The average billable rate per hour for 2002 is not available on a basis comparable to our current calculation. Prior to modifying our calculation, our average billable rate per hour was $311 for the year ended December 31, 2002, $363 for the year ended December 31, 2003, $354 for the year ended December 31, 2004 and $353 for the nine months ended September 30, 2004.

Ratio of Earnings to Fixed Charges. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations, before income taxes plus fixed charges. Fixed charges consist of:

•	interest on all indebtedness and amortization of deferred financing costs; and

•	the portion of rental expense that we believe is representative of interest.

	Year Ended December 31,						Nine Months Ended				Pro Forma
											Year Ended December 31, 2004		Nine Months Ended September 30, 2005
	2002		2003		2004		September 30, 2004		September 30, 2005
	(dollars in thousands, except per share and average billable rate data)
							(unaudited)				(unaudited)
INCOME STATEMENT DATA:
Revenues	$224,113		$375,695		$427,005		$322,118		$373,720		$427,005		$373,720
Direct cost of revenues	108,104		176,429		234,970		176,994		202,878		234,970		202,878
Selling, general and administrative expense	51,647		81,761		106,730		76,348		90,030		106,730		90,030
Amortization of other intangible assets	1,033		3,680		6,836		4,220		4,309		6,836		4,309

Operating income	63,329		113,825		78,469		64,556		76,503		78,469		76,503
Interest and other expenses, net	(4,717)		(4,196)		(6,086)		(4,178)		(9,879)		(23,388)		(20,563)
Litigation settlement gains (losses), net	—		—		1,672		—		(991)		1,672		(991)

Income from continuing operations before income tax provision	58,612		109,629		74,055		60,378		65,633		56,753		54,949
Income tax provision	23,704		44,838		31,177		25,117		27,566		23,893		23,079

Income from continuing operations	34,908		64,791		42,878		35,261		38,067		32,860		31,870
Income (loss) from discontinued operations	2,254		(5,322)		—		—		—		—		—

Net income	$37,162		$59,469		$42,878		$35,261		$38,067		$32,860		$31,870

Earnings per common share—net income
Basic	$1.16		$1.45		$1.02		$0.84		$0.91		$0.89		$0.85

Diluted	$1.09		$1.41		$1.01		$0.83		$0.90		$0.88		$0.83

Weighted average number of common shares outstanding
Basic	32,031		40,925		42,099		42,135		41,760		36,883		37,671
Diluted	34,197		42,046		42,512		42,534		42,404		37,296		38,315
CASH FLOW DATA:
Net cash provided by operating activities	$80,657		$100,177		$58,443		$30,232		$43,503
Net cash used in investing activities	(156,386)		(231,741)		(13,693)		(8,551)		(57,658)
Net cash provided by (used in) financing activities	72,779		127,423		(24,811)		(18,459)		103,708
OTHER FINANCIAL DATA:
Capital expenditures	8,777		10,612		11,939		6,694		12,077
SELECTED OPERATING INFORMATION:
Revenue-generating professionals	610		827		745		726		966
Utilization rates	88%		83%		77%		78%		79%
Average billable rate per hour	N/A		$347		$343		$341		$337
CREDIT STATISTICS:
Ratio of earnings to fixed charges	9.2	x	15.7	x	8.3	x	9.0	x	6.1	x	3.1	x	3.2	x

September 30, 2005
(in thousands) (unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents	$115,257
Working capital	195,837
Total assets	924,316
Long-term debt, including fair value hedge adjustment of $748	349,252
Stockholders’ equity	444,100

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,										Nine Months Ended September 30,
	2000		2001		2002		2003		2004		2004		2005
Ratio of earnings to fixed charges	1.7	x	4.8	x	9.2	x	15.7	x	8.3	x		9.0x		6.1x

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations, before income taxes plus fixed charges. Fixed charges consist of:

•	interest on all indebtedness and amortization of deferred financing costs; and

•	the portion of rental expense that we believe is representative of interest.

USE OF PROCEEDS

The selling securityholders will receive all the proceeds from the sale of the notes and shares of our common stock sold under this prospectus. We will not receive any cash proceeds from the sale of these securities.

We used the net proceeds from the offering of the notes and the concurrent offering of the senior notes (which we refer to together as the “Offerings”) to repay $142.5 million of term loan indebtedness under our senior secured credit facility and to repurchase approximately $125.4 million of our common stock through a combination of direct share repurchases and an accelerated stock buyback program.

PRICE RANGE AND DIVIDEND HISTORY OF OUR COMMON STOCK

Our common stock trades on the New York Stock Exchange under the symbol “FCN.” The following table lists the high and low sale prices per share for our common stock as reported on the New York Stock Exchange for the periods indicated. The prices for periods in 2003 have been adjusted to give effect to the three-for-two stock split that was paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003.

	High	Low
Fiscal Year Ended December 31, 2003
Quarter Ended March 31	$30.93	$25.53
Quarter Ended June 30	32.45	22.60
Quarter Ended September 30	27.60	17.00
Quarter Ended December 31	24.58	16.79

Fiscal Year Ended December 31, 2004
Quarter Ended March 31	$24.14	$13.55
Quarter Ended June 30	17.49	14.56
Quarter Ended September 30	19.65	15.37
Quarter Ended December 31	21.30	17.51

Fiscal Year Ending December 31, 2005
Quarter Ended March 31	$21.95	$17.20
Quarter Ended June 30	22.66	19.02
Quarter Ended September 30	26.37	20.66
Quarter Ended December 31	30.54	23.79

On January 10, 2006, the last reported sale price of our common stock on NYSE was $28.38 per share.

We have not declared or paid any cash dividends on our common stock to date and we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future because we intend to retain our earnings, if any, to finance the expansion of our business, make acquisitions and for general corporate purposes. Our senior secured credit facility and the indenture governing the senior notes restrict our ability to pay dividends.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

General.    On November 28, 2003 we and certain of our subsidiaries entered into an amended and restated credit agreement with Bank of America, as administrative agent, and Wachovia Bank, SunTrust Bank, Comerica Bank, Sovereign Bank, National City Bank, PNC Bank and U.S. Bank, as lenders, providing for the senior secured credit facility.

The senior secured credit facility, as amended to date, consists of a $100.0 million senior secured revolving line of credit maturing on November 28, 2008. In connection with the Offerings, we amended our senior secured credit facility to facilitate the offering of the senior notes and the convertible notes, adjust our financial covenants and effect certain other changes.

We use letters of credit primarily as security deposits for our office facilities. Letters of credit reduce the availability under our revolving line of credit. As of September 30, 2005, we had $8.6 million of outstanding letters of credit.

Our obligations under the senior secured credit facility are guaranteed by substantially all of our subsidiaries. Our obligations under the senior secured credit facility are secured by substantially all of our and our subsidiaries’ assets.

Interest rates and fees.    The borrowings under the senior secured credit facility bear interest at an annual rate equal to the Eurodollar rate plus an applicable margin or an alternative base rate defined as the higher of (1) the lender’s announced prime rate or (2) the federal funds rate plus the sum of 50 basis points and an applicable margin.

Voluntary prepayments.    We are not subject to any penalties for early payment of debt under the senior secured credit facility.

Covenants.    The senior secured credit facility contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the senior secured credit facility include, among other things, limitations on our ability to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends;

•	make distributions or repurchases of our capital stock;

•	consolidate, merge or sell all or substantially all of our assets;

•	guarantee obligations of other entities;

•	enter into hedging agreements;

•	enter into transactions with our affiliates; and

•	engage in any business other than the consulting business.

In addition, the senior secured credit facility requires us to comply with certain financial ratios, each as defined in the amended and restated credit agreement, including, among other things:

•	total indebtedness to earnings before interest, taxes, depreciation and amortization, or EBITDA;

•	total senior indebtedness to EBITDA;

•	EBITDA to specified financial charges; and

•	maintenance of a minimum net worth.

Senior Notes

General.    Contemporaneous with the offering of the notes, we offered $200.0 million in aggregate principal amount of our 7 5/8% senior notes due 2013. The senior notes are our general unsecured obligations and are guaranteed on a senior unsecured basis by substantially all of our existing and future domestic subsidiaries. The senior notes were issued pursuant to an indenture among us, the guarantors and Wilmington Trust Company, as trustee. Interest on the senior notes is payable at the rate of 7 5/8% per annum and is payable semi-annually in arrears in cash on each June 15 and December 15. The senior notes will mature on June 15, 2013.

Ranking.    The senior notes are our senior unsecured obligations and rank pari passu in right of payment with all of our existing and future senior indebtedness and rank senior in right of payment to all of our existing and future subordinated indebtedness, including the notes. The senior notes are effectively subordinated to our existing and future secured indebtedness to the extent of the collateral securing such indebtedness, as well as to all liabilities, including trade payables, of our subsidiaries that do not guarantee the senior notes.

Optional Redemption.    We have the right to redeem all or part of the senior notes at the redemption prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2009	103.813%
2010	101.906%
2011 and thereafter	100.000%

We also have the right, at any time prior to June 15, 2009, to redeem on one or more occasions up to 35% of the aggregate principal amount of senior notes with the proceeds of certain sales of our equity securities at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of senior notes originally remains outstanding after the occurrence of each such redemption and the redemption occurs within 90 days of the date we consummate a sale of our equity securities.

In addition, we may redeem the senior notes, in whole or in part, at any time prior to June 15, 2009, at a redemption price equal to 100% of the principal amount of the senior notes plus a “make-whole” premium, determined by reference to United States treasuries plus a spread of 50 basis points, plus accrued and unpaid interest to the date of redemption.

Repurchase at the Option of Holders.    If we experience certain types of change of control, the senior note indenture requires that we make an offer to all holders of the senior notes to repurchase their senior notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if we sell certain types of assets, the senior notes indenture requires that, to the extent we do not apply the proceeds from the asset sale in accordance with the senior notes indenture, we use the net proceeds of that asset sale to make an offer to all holders of the senior notes to repurchase their senior notes, up to the amount of such net proceeds, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Covenants.    The indenture governing the senior notes contains several restrictive covenants that are much more extensive than the restrictive covenants contained in the indenture governing the notes. The senior note indenture includes covenants that limit our ability and the ability of our subsidiaries to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or make other distributions in respect of our capital stock or to make other restricted payments;

•	make certain investments;

•	create certain liens;

•	allow restrictions on the ability of our subsidiaries to make distributions or transfer assets to us;

•	enter into certain transactions with affiliates;

•	sell assets;

•	enter into certain mergers and consolidations;

•	enter into new lines of business; and

•	amend the subordination provisions contained in the indenture governing the notes.

The foregoing restrictive covenants are incurrence-based, meaning that they limit our ability to take certain actions or allow certain events to occur. The senior notes indenture does not contain any financial covenants, and therefore we are not required to maintain any specified financial condition.

Events of Default.    The senior notes indenture contains customary events of default, in some cases subject to grace periods, that could result in the acceleration of the senior notes prior to stated maturity if those events of default are not cured or waived. The senior notes indenture contains a cross-default to any acceleration of, or default in the payment of principal on, indebtedness that has an aggregate principal amount outstanding that exceeds $25.0 million. We also will have an event of default if we fail to pay certain judgments against us in an amount over $25.0 million or if we or any of our significant subsidiaries experience certain types of bankruptcy or insolvency.

Special Interest.    The senior notes were issued in a private placement exempt from the registration requirements of the federal securities laws. We have entered into a registration rights agreement with the initial purchasers of the senior notes in which we agreed to register a substantially identical series of senior notes with the SEC and to conduct an exchange offer pursuant to which we will offer to exchange the newly registered series of senior notes for all outstanding senior notes that were issued in the private placement. If we do not meet certain deadlines for registering the new series of senior notes or for completing the exchange offer, we will be required to pay special interest in addition to the regular interest on the senior notes. During any default in our registration obligations, special interest will accrue in an amount equal to 0.25% per annum of the principal amount during the first 90 days of the default. The rate of special interest will increase an additional 25 basis points during each subsequent 90-day period that a registration default continues, up to a maximum of 1.0% per annum.

DESCRIPTION OF NOTES

In this section of the prospectus entitled “Description of Notes,” when we refer to “FTI,” “we,” “our,” or “us,” we are referring to FTI Consulting, Inc. and not to any of its subsidiaries.

We issued the notes under an indenture dated as of August 2, 2005 among us, our subsidiaries that guaranteed the notes, and Wilmington Trust Company, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and Note Guarantees

The Notes

The notes are:

•	general unsecured obligations of ours;

•	subordinated in right of payment to all our existing and future senior debt (as defined below), including indebtedness under the Credit Agreement and the senior notes;

•	pari passu in right of payment with any of our future senior subordinated indebtedness;

•	senior in right of payment to any future indebtedness that is contractually subordinated to the notes; and

•	unconditionally guaranteed on a senior subordinated, unsecured basis by the guarantors (as defined below).

The Note Guarantees

The notes are guaranteed by all of our subsidiaries that guaranteed the senior notes.

Each guarantee of the notes is:

•	a general unsecured obligation of the guarantor;

•	subordinated in right of payment to all existing and future senior debt of that guarantor, including such guarantor’s guarantee of indebtedness under the Credit Agreement and the senior notes;

•	pari passu in right of payment with any future senior subordinated Indebtedness of that guarantor; and

•	senior in right of payment to any future indebtedness that is designated by us as subordinated or otherwise contractually subordinated to the notes.

As of September 30, 2005, we and the guarantors had total senior debt of approximately $350.0 million, which consisted exclusively of our senior notes and convertible notes, and we also had $100.0 million of revolving availability under our senior secured credit facility, subject to outstanding letters of credit of $8.6 million. As indicated above and as discussed in detail below under the caption “—Subordination,” payments on the notes and under the note guarantees are subordinated to the payment of senior debt. Except to the limited extent described below under “—Limitation on Layering Indebtedness,” the indenture does not restrict our and the guarantors’ ability to incur additional senior debt, although their ability to do so may be limited by other instruments governing our indebtedness, including the Credit Agreement and the indenture governing the senior notes. As of September 30, 2005, we did not have any indebtedness that is pari passu with or subordinated in right of payment to the notes.

Not all of our subsidiaries have guaranteed the notes. As of September 30, 2005, the following entities did not guarantee the notes: FTI Capital Advisors, LLC; FTI Consulting Limited; FTI Financial Services Limited; and FTI Ringtail (Aust) Pty Ltd. See “Risk Factors—The repayment of the notes will be effectively subordinated to substantially all of the debt and other liabilities of our subsidiaries that do not guarantee the notes.” The notes are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated 0.7% of our consolidated revenues in the nine-month period ended September 30, 2005 and held 3.3% of our consolidated assets as of September 30, 2005.

General

The notes are convertible into cash and, under some circumstances, common stock as described under “—Conversion of Notes” and “—Conversion Consideration.” We issued $150.0 million in aggregate principal amount of notes. We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes. Any of these additional notes will, together with the notes, constitute a single series of notes under the indenture. Holders of such additional notes will have the right to vote together with holders of the notes as one class. FTI issued the notes only in denominations of $1,000 or in integral multiples of $1,000 in excess thereof. The notes will mature on July 15, 2012, unless earlier converted by you or purchased by us at your option upon a fundamental change.

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt, or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of FTI, except to the extent described under “—Repurchase at Option of the Holder Upon a Fundamental Change.”

The notes bear interest at the annual rate of 3 3/4% commencing on August 2, 2005. Interest is payable on July 15 and January 15 of each year, beginning January 15, 2006, subject to limited exceptions if the notes are converted or purchased prior to the interest payment date. The record dates for the payment of interest are July 1 and January 1. We will not, however, pay accrued interest on any notes that are converted except under the limited circumstances described under “—Conversion Consideration.” We may, at our option, pay interest on the notes by check mailed to the holders. However, beneficial owners of notes issued in global form will be paid by wire transfer in immediately available funds in accordance with The Depository Trust Company’s settlement procedures, and a holder of certificated notes with an aggregate principal amount in excess of $2.0 million will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least 10 business days prior to the payment date. Interest on the notes is paid on the basis of a 360-day year comprised of twelve 30-day months. We are not required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day is treated as though it were paid on the original due date and no interest accrues on the payment for the additional period of time.

We will maintain an office in New York, New York where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. The notes were issued in fully-registered book entry form, without coupons, and are represented by one or more global notes.

There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges as described under “—Conversion Procedures.”

Note Guarantees

The notes are guaranteed by the same subsidiaries that guarantee our senior notes. As of January 9, 2006, the guarantors were each of FTI, LLC, a Maryland limited liability company; FTI Repository Services, LLC, a Maryland limited liability company; Lexecon, LLC, a Maryland limited liability company; Technology & Financial Consulting, Inc., a Texas corporation; Teklicon, Inc., a California corporation; FTI Cambio LLC, a Maryland limited liability company; FTI IP, LLC, a Maryland limited liability company; FTI Compass, LLC, a Maryland limited liability company and FTI Investigations, LLC, a Maryland limited liability company. However, not all of our subsidiaries will guarantee the notes. The note guarantees are joint and several obligations of the guarantors. The obligations of each guarantor under its note guarantee are limited as necessary to prevent that note guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.” A note guarantee with respect to a note will automatically terminate immediately prior to such note’s conversion.

Guarantors may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of their assets to any other corporation organized under the laws of the United States or any of its political subdivisions, provided that:

•	the surviving corporation assumes all of the guarantor’s obligations under the indenture;

•	at the time of such transaction, no event of default with respect to the notes, and no event which, after notice or lapse of time, would become an event of default with respect to the notes, shall have happened and be continuing; and

•	certain other conditions are met.

The note guarantee of the guarantor will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation); or

•	in connection with any sale of all of the capital stock of a guarantor.

The indenture provides that if we or any of our subsidiaries acquire or create a subsidiary after the date of the indenture, then, subject to certain exceptions, such subsidiary will execute a guarantee in accordance with the terms of the indenture and deliver an opinion of counsel.

Subordination

The indebtedness and other obligations evidenced by the notes and the note guarantees are subordinated, to the extent provided in the indenture, to the prior payment in full in cash of all of our senior debt, whether outstanding on the date of the indenture or thereafter incurred. The term “senior debt ” means:

•	all indebtedness for money borrowed, for reimbursement of drawings under letters of credit and all hedging obligations (including, without limitation, all obligations now or hereafter existing under our senior secured credit facility (including principal, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against us under applicable bankruptcy law, at the rate provided in the document with respect thereto, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees and other amounts due in connection therewith) and the senior notes); and

•	any deferrals, renewals, refinancings, replacements or extensions of any of the above,

except that senior debt does not include:

•	any liability for federal, state, local or foreign or other taxes owed or owing by us;

•	any indebtedness that by its terms expressly provides that it is pari passu in right of payment with the notes or subordinated in right of payment to the notes;

•	any intercompany indebtedness of ours to any of our affiliates; or

•	any trade payables.

As of September 30, 2005, we had $350.0 million of senior debt outstanding, and we also had $100.0 million of revolving availability under our senior secured credit facility, subject to outstanding letters of credit of $8.6 million.

The indenture provides that in the event of our insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or liquidation, dissolution or winding up or any assignment for the benefit of creditors or marshalling of assets and liabilities, payments by us on the notes will be subordinated in right of payment to the prior payment in full in cash, or in other forms of consideration if permitted, of all of our senior debt. As a result of these subordination provisions, in the event of our liquidation, insolvency or any similar event described above, holders of our senior debt may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. In the event of any acceleration of the notes because of an event of default with respect to the notes, holders of any of our senior debt would be entitled to payment in full in cash of all senior debt before the holders of notes are entitled to receive any payment or distribution from us other than any payment or distribution in the form of permitted junior securities (as defined below) and payments made from the trust described under “Satisfaction and Discharge.” We are required to promptly notify holders of senior debt if payment of the notes is accelerated because of an event of default with respect to the notes.

The term “permitted junior securities” means any equity securities or subordinated securities of ours or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all senior debt or any securities issued in exchange for senior debt that may at the time be outstanding to at least the same extent as the notes are so subordinated.

We also may not make payments of principal, interest or other amounts in respect of the notes or repurchase the notes (except for payment in the form of permitted junior securities) if any of the following occurs:

•	a default in the payment of the principal, interest or other amounts on designated senior debt (as defined below) occurs and is continuing;

•	any other default on designated senior debt occurs and the maturity of such designated senior debt is accelerated and such acceleration has not been subsequently rescinded; or

•	any other default (other than the ones specified above) occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt or their representatives to accelerate the maturity of such designated senior debt, and the trustee receives a payment blockage notice from us or representatives of such designated senior debt.

The term “designated senior debt ” means any and all indebtedness and related obligations outstanding under our senior secured credit facility and the senior notes. The instrument, agreement or other document evidencing such designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

The foregoing prohibitions regarding payments by us on the notes will end:

•	in case of a prohibition based on (1) a payment default or (2) a nonpayment default where the maturity of such designated senior debt is accelerated, when all amounts in respect of such designated senior debt have been paid in full in cash or the default is cured, waived in writing or ceases to exist and any acceleration has been rescinded; and

•	in case of a prohibition based on a nonpayment default (other than the ones specified above), 179 days after the receipt of the payment blockage notice, unless (1) earlier terminated by the written notice of the person who gave the payment blockage notice, (2) all amounts on the designated senior debt have been paid in full in cash or (3) the default giving rise to the payment blockage notice is cured, waived in writing or ceases to exist, unless the designated senior debt has been accelerated.

Notwithstanding the foregoing, we are permitted to make payments on the notes if we and the trustee receive written notice approving such payment from the representative of the designated senior debt with respect to which the payment default has occurred and is continuing. No new payment blockage period based on a nonpayment default may start unless 360 days have elapsed since the beginning of the effectiveness of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee may be the basis for a subsequent payment blockage notice, unless such default has been cured or waived for a period of at least 90 days. The subordination provisions will not prevent the occurrence of any event of default under the indenture. If the trustee or any holder receives any payment that should not have been made to it in contravention of subordination provisions before all senior debt is paid in full in cash, then such payment will be held in trust for the holders of senior debt.

Except to the limited extent described below under “—Limitation on Layering Indebtedness,” the indenture does not prohibit us or our subsidiaries from incurring, creating, assuming or guaranteeing senior debt or any other indebtedness or liabilities, nor does it limit our ability to do so. We expect from time to time to incur additional indebtedness and other liabilities, including senior debt. If we or our subsidiaries incur additional indebtedness, our ability to pay our obligations on the notes could be affected. We also expect that our subsidiaries may from time to time incur additional indebtedness and other liabilities.

Conversion of Notes

Subject to the conditions described below, you may convert your notes, in denominations of $1,000 principal amount or integral multiples thereof, into cash and, under certain circumstances, shares of our common stock, initially at a conversion rate of 31.9980 shares of our common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of $31.25 per share). See “—Conversion Consideration” for the determination of the cash payment and, if applicable, the portion of the consideration deliverable in shares of our common stock. The conversion rate in effect at any given time is referred to in this prospectus as the “applicable conversion rate” and will be subject to adjustments as described below under “Anti-Dilution Adjustments” and “—Adjustments to Conversion Rate Upon a Fundamental Change,” but will not be adjusted for accrued interest. The “applicable conversion price” at any given time is equal to the principal amount of a note divided by the applicable conversion rate.

You may surrender notes for conversion at the applicable conversion rate prior to the stated maturity of the notes under any of the following circumstances:

•	prior to June 15, 2012, during any conversion period (as defined below) if the closing sale price (as defined below) of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price on the first day of the conversion period (the “sale price condition”);

•

prior to June 15, 2012, during the five consecutive business day period following any five consecutive trading day period in which the trading price (as defined below) of a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day as multiplied by the applicable conversion rate (the “trading price condition”);

•	at any time on or after June 15, 2012; or

•	upon the occurrence of specified corporate transactions discussed below.

The term “trading day” means a day during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange or another United States national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States, on the principal other market on which our common stock is then traded or quoted.

If the notes are subject to purchase following a fundamental change, your conversion rights on the notes so subject to purchase will expire at the close of business on the last business day before the purchase date or such earlier date as the notes are presented for purchase, unless we default in the payment of the purchase price, in which case your conversion right will terminate at the close of business on the date the default is cured and the notes are purchased. If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your election in accordance with the indenture.

Conversion Upon Satisfaction of Sale Price Condition

Prior to June 15, 2012, you may surrender any of your notes for conversion during any conversion period if the closing sale price (as defined below) of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the first day of such conversion period is greater than 120% of the applicable conversion price on the first day of the conversion period. A “conversion period” will be the period from and including the eleventh trading day in a fiscal quarter up to but not including the eleventh trading day of the following fiscal quarter.

The “closing sale price” of our common stock on any date means the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock then is listed, or if our common stock is not listed on a U.S. national or regional exchange, as reported on the NASDAQ National Market, or if our common stock is not quoted on the NASDAQ National Market, as reported on the principal other market on which our common stock is then traded. In the absence of such quotations, our board of directors will make a good faith determination of the closing sale price.

The conversion agent, which will initially be Wilmington Trust Company, will, upon our request, determine if the notes are convertible as a result of satisfaction of the sale price condition and notify us and the trustee.

Conversion Upon Satisfaction of Trading Price Condition

Prior to June 15, 2012, you may surrender any of your notes for conversion during the five consecutive business day period following any five consecutive trading day period in which the trading price for a note for each day of that trading period was less than 95% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate. We will pay you cash no later than the third business day following the specified five trading day averaging period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the conversion agent for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include either or both of the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the conversion agent, but one such bid can reasonably be obtained by the conversion agent, this one bid will be used. If the conversion agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (a) the then-applicable conversion rate of the notes multiplied by (b) the closing sale price of our common stock on such determination date. Any such determination will be conclusive absent manifest error.

The conversion agent will, on our behalf, determine if the notes are convertible as a result of satisfaction of the trading price condition and notify us and the trustee; provided, however, that the conversion agent will have no obligation to determine the trading price of the notes unless we have requested such determination and we will have no obligation to make such request unless requested to do so by a holder of the notes. At such time, we will instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 95% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

Conversion After June 15, 2012

You may surrender any of your notes for conversion at any time on or after June 15, 2012.

Conversion Upon Specified Corporate Transactions

Even if none of the conditions described above has occurred, if we elect to:

•	distribute to all or substantially all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, our common stock at less than the current market price (as described in clause (4) under “—Anti-Dilution Adjustments” below), or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or certain rights or warrants to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the day preceding the declaration date for such distribution, then we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, even if your notes are not otherwise convertible at that time, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. You may not exercise this right to convert if you may participate in the distribution without conversion.

In addition, if a fundamental change under clauses (2), (3) or (4) of the definition of that term set forth under “—Repurchase at Option of the Holder Upon a Fundamental Change” occurs, you may surrender any of your notes for conversion during the period starting on the 15th day prior to the anticipated effective date of the fundamental change and ending at the close of business on the 15th day after the actual effective date of such transaction or, if such transaction results in holders having a right to require us to repurchase their notes, the second business day preceding the fundamental change repurchase date (as specified in the fundamental change repurchase right notice described under “—Repurchase at Option of the Holder Upon a Fundamental Change”). In connection with such a fundamental change, we must send you a fundamental change conversion right notice at least 15 trading days prior to the anticipated effective date of the fundamental change in which we will notify you that, among other things, you will have the right to convert the notes. Upon such a conversion in connection with certain fundamental changes, as defined herein, you will receive any increase in the conversion rate described in “—Adjustment to Conversion Rate Upon a Fundamental Change” (subject to our rights described under “—Public Acquirer Change of Control”). If a fundamental change occurs, you may also have the right, at your option, to require us to repurchase all or a portion of your notes as described under “—Repurchase at Option of the Holder Upon a Fundamental Change.”

Upon any determination by us, the conversion agent or the trustee that you are or will be entitled to convert your notes in accordance with the foregoing provisions, we will issue a press release and publish the information on our website.

Conversion Consideration

If you surrender your notes for conversion, you will receive, in respect of each $1,000 principal amount of notes:

•	cash in the amount equal to the lesser of:

(1)	the principal amount of each note, or

(2)	the conversion value (as described below); and

•	to the extent the conversion value exceeds $1,000, a number of shares of our common stock (which we refer to as the “residual value shares”) equal to the sum of the daily trading share amounts (calculated as described below) for each of the 20 consecutive trading days in the applicable conversion reference period (as described below); provided, however, we will pay cash in lieu of fractional shares otherwise issuable upon conversion of the notes.

The “applicable conversion reference period ” means the 20 consecutive trading days beginning on the third trading day following the conversion date or, if we elect to pay cash to holders of notes in lieu of all or a portion of the residual value shares as described below, the third trading day after the conversion retraction period (as defined below) ends.

The “conversion value” is equal to (1) the applicable conversion rate, multiplied by (2) the average of the closing sale prices of our common stock for each of the 20 consecutive trading days in the applicable conversion period.

The “daily trading share amount ” for each day in the applicable conversion period is equal to the greater of:

•	zero; or

•	a number of shares determined by the following formula:

(Closing Sale Price x Applicable Conversion Rate) – $1,000
20 x Closing Sale Price

The indenture governing the notes requires us to pay the required cash portion of the conversion consideration upon conversion of the notes. We expect that our senior secured credit facility will allow us to pay the required cash portion of the conversion consideration for conversions:

•	at any time on or after June 15, 2012;

•	upon satisfaction of the sale price condition;

•	upon satisfaction of the trading price condition, but only in an aggregate amount not to exceed $12.5 million.

Our senior secured credit facility will not allow us to pay the required cash portion of the conversion consideration for conversions:

•	upon satisfaction of the trading price condition, to the extent the aggregate amount of such payments exceeds $12.5 million;

•	in the event of the specified corporate transactions described above; or

•	upon the occurrence of a fundamental change as described below.

Accordingly, we may not be able to pay the conversion consideration upon conversion. See “Risk Factors—Risks Related to the Notes—We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the conversion consideration upon conversion of the notes.”

We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares issuable upon conversion of such notes. If we do so elect to pay cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (expressed as a percentage of each residual value share that will be paid in cash in lieu of our common stock) at any time on or before the date that is three business days following receipt of your notice of conversion (the “cash settlement notice period ”). If we timely elect to pay cash for any portion of the residual value shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period immediately following the cash settlement notice period (the “conversion retraction period ”). If we do not make such an election, no retraction can be made (and a conversion notice shall be irrevocable). In addition, if we choose to settle all or any portion of the residual value shares in cash in connection with conversions within 20 days prior to the maturity date, we will send, on or prior to the maturity date, a single notice to the trustee of the residual value shares to be satisfied in cash.

The amount of cash payable in respect of each residual value share otherwise issuable upon conversion shall equal the sum of the residual cash value (as defined below) for such share calculated for each day of the conversion reference period. The “residual cash value” for each date shall be the product of (1) the percentage of each residual value share otherwise issuable upon conversion which we elect to pay in cash and (2) the cash value of the daily trading share amount for such date. The cash value of the daily trading share amount shall be determined by multiplying the daily trading share amount for such date by the closing sale price of our common stock for such date.

The number of fractional shares to be paid, if any, will be determined by the closing sale price on the applicable trading day.

We will determine the conversion value, the daily trading share amount, the calculation of the excess of the conversion value over the principal amount and the number of shares deliverable to you in satisfaction of such excess (assuming that we do not elect to pay such excess in cash). We may not have the financial resources, and we may not be able to arrange for financing, to pay the principal amount of notes that are surrendered for conversion. See “Risk Factors—Risks related to the notes and our common stock—We may be unable to repurchase notes as required upon a fundamental change or to pay the principal amount of the notes in cash upon conversion.” Our senior secured credit facility and the senior notes may not allow us to pay the principal amount of the notes surrendered for conversion. Our failure to pay the principal amount of the notes when converted would result in an event of default with respect to the notes, whether or not the subordination provisions permit the payment. An event of default may, in turn, cause a default under our other indebtedness, including senior indebtedness. See “—Subordination.”

Conversion Procedures

If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certified form, with the certificated security (the date of such delivery of notice and all other requirements for conversion having been satisfied, the “conversion date”), to the conversion agent who will, on your behalf, convert the notes into the conversion consideration described above under “—Conversion Consideration.” You may obtain copies of the required form of the conversion notice from the conversion agent. Upon conversion, we will satisfy our conversion obligation with respect to the principal amount of the notes to be converted in cash, with any remaining amount to be satisfied in shares of our common stock (or, at our election, cash or a combination of cash and shares of our common stock), as described under “—Conversion Consideration.” Shares of our common stock and cash deliverable upon conversion will be delivered through the conversion agent no later than the third business day following the applicable conversion reference period (except as described under “—Adjustment to Conversion Rate Upon a Fundamental Change”).

We will not issue fractional shares of our common stock upon conversion of the notes. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis in respect of all the notes you have surrendered for conversion), you will be entitled to receive cash in an amount equal to the value of such fractional shares, based on the applicable stock price.

Upon conversion of notes, you generally will not receive any cash payment of interest. By delivering to the holder the cash payment and the number of shares of our common stock, if any, issuable upon conversion, we will satisfy all of our obligations with respect to the notes through the conversion date. That is, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for accrued interest.

If you surrender your notes for conversion between a record date and the opening of business on the next interest payment date (except for notes or portions of notes subject to purchase following a fundamental change on a purchase date occurring during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if that interest payment date is not a business day, the second business day after the interest payment date), you must pay funds equal to the interest payable on the principal amount being converted. As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and you surrender your notes for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date next preceding the date of conversion or for any later period. If you convert notes, we will pay any documentary stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered in a name other than your own, in which case you will pay the tax. Certificates representing our common stock will be issued or delivered only after all applicable taxes and duties payable by you, if any, have been paid.

Anti-dilution Adjustments

The conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)	stock dividends in common stock—we pay a dividend or make a distribution on our common stock, payable exclusively in shares of our common stock;

(2)	issuance of rights or warrants—we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price; provided that the conversion rate will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration and as a result no additional shares are delivered or issued pursuant to such rights or warrants;

(3)	stock splits and combinations—we:

•	subdivide or split the outstanding shares of our common stock into a greater number of shares;

•	combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

•	issue by reclassification of the shares of our common stock any shares of our capital stock;

(4)

distribution of indebtedness, securities or assets—we distribute to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or certain rights to purchase our securities (provided, however, that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding:

•	dividends or distributions described in paragraph (1) above;

•	rights or warrants described in paragraph (2) above;

•	dividends or distributions paid exclusively in cash described in paragraph (6), (7) or (8) below (the “distributed assets”), in which event (other than in the case of a spin-off as described below), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock.

For purposes of this section (unless otherwise stated), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the earlier of the record date or the ex-dividend trading day for such distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, if any, the amount and type of distributed assets you would have received if you had converted your notes immediately prior to the record date.

(5)	spin-offs—we distribute to all or substantially all holders of our common stock shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” in which case the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	an adjustment factor equal to the sum of the daily adjustments (as described below) for each of the 10 consecutive trading days beginning on the effective date of the spin-off.

The “daily adjustment ” for any given trading day is equal to a fraction:

•	the numerator of which is the closing price of our common stock on that trading day plus the closing price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock on that trading day, and

•	the denominator of which is the product of 10 and the closing price of our common stock on that trading day.

The adjustment to the conversion rate in the event of a spin-off will occur on the tenth trading day from, and including, the effective date of the spin-off.

(6)	cash distributions—we make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock, minus the amount per share of such distribution.

Notwithstanding the foregoing, in cases where (a) the per share amount of such distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, if any, such distribution you would have received if you had converted your notes immediately prior to the record date. For purposes of this clause (6), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the trading day prior to the ex-dividend trading day for such cash distribution, and the new conversion rate will take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

(7)	tender or exchange offers—we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day next succeeding the date of expiration of the tender or exchange offer.

(8)	repurchases—we (or one of our subsidiaries) make a payment in respect of a repurchase for our common stock the consideration for which exceeded the then-prevailing market price of our common stock (such amount, the “repurchase premium”), and that repurchase, together with any other repurchases of our common stock by us (or one of our subsidiaries) involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is (a) the current market price of our common stock, minus (b) the quotient of (i) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (ii) the number of shares of common stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by our board of directors;

provided that no adjustment to the conversion rate will be made to the extent the conversion rate is not increased as a result of the above calculation and provided further that the repurchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) will not be included in any adjustment to the conversion rate made under this clause (8).

For purposes of this clause (8):

•	the market capitalization will be calculated by multiplying the current market price of our common stock by the number of shares of common stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase,

•	the current market price will be the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the trading day next succeeding the date of the repurchase triggering the adjustment, and

•	in determining the repurchase premium, the “then-prevailing market price” of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant repurchase date.

If a payment would cause an adjustment to the conversion rate under both clause (7) and clause (8), the provisions of clause (7) shall control.

In the event of a taxable distribution to holders of our common stock which results in an adjustment of the conversion rate, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Federal Income Tax Consequences.” In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you at least 15 days’ notice, with a copy to the trustee and calculation agent, of such an increase in the conversion rate. Any increase, however, will not be taken into account for purposes of determining whether the closing price of our common stock equals or exceeds 105% of the conversion price in connection with an event that otherwise would be a fundamental change as defined below.

No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

If you will receive common stock upon conversion of your notes, you will also receive the associated rights under any stockholder rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, upon conversion of your notes, you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the notes into our common stock immediately prior to any of these events, except as set forth below under “—Public Acquirer Change of Control.”

Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information and publish the information on our website.

Redemption

We do not have the option to redeem the notes.

No sinking fund is provided for the notes.

Repurchase at Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below) occurs at any time prior to maturity, you will have the right (subject to our rights described under “—Public Acquirer Change of Control”) to require us to repurchase any or all of your notes for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple thereof. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to (but not including) the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date. For a discussion of the U.S. federal income tax treatment of a holder receiving cash, see “Certain United States Federal Income Tax Consequences.”

At least 15 trading days prior to the expected effective date of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent and calculation agent a notification (the “fundamental change conversion right notice”) stating:

•	if applicable, whether we will elect to adjust the conversion rate and related conversion obligation as described under “—Public Acquirer Change of Control” or issue additional shares upon conversion as described under “—Adjustment to Conversion Rate Upon a Fundamental Change”; or

•	whether we expect that holders will have the right to require us to repurchase their notes as described in this section.

We must also state in the fundamental change conversion right notice that the holders of the notes have the right to convert their notes in accordance with the provisions of the indenture described under “—Conversion of Notes—Conversion Upon Specified Corporate Transactions.”

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1)	our common stock (or other common stock into which the notes are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States; or

(2)	any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

(3)	we merge or consolidate with or into any other person (other than a subsidiary), another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock;

•	pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

•	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

(4)	at any time our continuing directors do not constitute a majority of our board of directors (or, if applicable, a successor person to us).

However, notwithstanding the foregoing, holders of the notes will not have the right to require us to repurchase any notes under clauses (2), (3) or (4) (and we will not be required to deliver the fundamental change repurchase right notice incidental thereto), if either:

•	the closing sale price of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change relating to an acquisition of capital stock under clause (2) above, or the period of 10 consecutive trading days ending immediately before the fundamental change, in the case of a fundamental change relating to a merger, consolidation, asset sale or otherwise under clause (3) above or a change in the board of directors under clause (4) above, equals or exceeds 105% of the applicable conversion price of the notes in effect on each of those five trading days; or

•	at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) and/or clause (3) above consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

For purposes of these provisions, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The term “continuing directors” means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on August 2, 2005 or (b) becomes a member of our board of directors subsequent to that date and was appointed, nominated for election or elected to our board of directors with the approval of a majority of the continuing directors who were members of our board of directors at the time of such appointment, nomination or election.

The term “capital stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

In addition to the fundamental change conversion right notice required to be sent prior to certain fundamental changes described above, on or before the 15th day after the date on which a fundamental change transaction becomes effective (which fundamental change results in the holders of notes having the right to cause us to repurchase their notes) (the “effective date”), we will provide to all holders of the notes and the trustee and paying agent and calculation agent a notice of the occurrence of the fundamental change and of the resulting repurchase right (the “fundamental change repurchase right notice”). The fundamental change repurchase right notice will state, among other things:

•	the events causing a fundamental change;

•	if we have elected to adjust the conversion rate and related conversion obligation as described under “—Public Acquirer Change of Control” pursuant to a fundamental change that falls under clause (2), (3) or (4) of the definition of fundamental change, the conversion rate, any adjustments to the conversion rate and the details of the public acquirer common stock;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	that the notes with respect to which a repurchase notice has been given by the holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such fundamental change repurchase right notice, we will issue a press release and publish the information through a public medium customary for such press releases, as we as publish the information on our website.

To exercise the repurchase right, you must deliver, before the close of business on the second business day immediately preceding the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with the repurchase notice duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of the notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, your repurchase notice must comply with appropriate procedures of The Depository Trust Company.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal will state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, that remains subject to the repurchase notice.

If the notes are not in certificated form, the notice of withdrawal must comply with appropriate procedures of The Depository Trust Company.

We will be required to repurchase the notes no less than 20 and no more than 35 days after the date of our mailing of the fundamental change repurchase right notice with respect to the occurrence of the relevant fundamental change, subject to extension to comply with applicable law. To receive payment of the repurchase price, you must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice. Holders will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes).

We will under the indenture:

•	comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.

The rights of the holders to require us to repurchase their notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, or to obtain control of us by any means, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the notes that have been marketed by the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

The terms of existing or future senior debt instruments could prohibit us from repurchasing any notes, or provide that certain fundamental changes would constitute a default thereunder. If a fundamental change occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of the holders of the applicable senior debt to the repurchase of notes or could attempt to refinance the applicable senior debt that contains such prohibitions. If we do not obtain such a consent or repay such senior debt, we will remain prohibited from repurchasing any notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture, which may, in turn, constitute a default under such senior debt.

Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. In addition, we have, and may in the future incur, other indebtedness with similar fundamental change provisions permitting holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Adjustment to Conversion Rate Upon a Fundamental Change

If and only to the extent that you convert your notes in connection with a fundamental change described in clause (2), (3) or (4) of the definition of fundamental change (and subject to our rights described under “—Public Acquirer Change of Control”), we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below; provided, however, that no increase will be made in the case of a fundamental change if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such fundamental change transaction consists of shares of capital stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

The number of additional shares will be determined by reference to the table below, based on the effective date of the fundamental change and the price (the “stock price”) paid per share of our common stock in such fundamental change transaction. If holders of our common stock receive only cash in such fundamental change transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last closing prices of our common stock on each of the five consecutive trading days prior to but not including the effective date of such fundamental change.

A conversion of notes by a holder will be deemed for these purposes to be “in connection with” a fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the fundamental change and prior to the 45th day following the effective date of the fundamental change (or, if earlier and to the extent applicable, the close of business on the second business day immediately preceding the fundamental change repurchase date (as specified in the fundamental change repurchase right notice described under “—Repurchase at Option of the Holder Upon a Fundamental Change”)).

The stock prices set forth in the first row of the following table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “—Anti-dilution Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and for the same events as the conversion rate as set forth under “—Anti-dilution Adjustments” above.

The following table sets forth the hypothetical increase in the conversion rate, expressed as a number of additional shares issuable per $1,000 initial principal amount of notes as a result of a fundamental change that occurs in the corresponding period:

	Stock Price ($)
Effective Date of Change Control	24.04	27.50	30.00	32.50	35.00	40.00	45.00	50.00	55.00	60.00	80.00	100.00	120.00
August 2, 2005	9.60	7.71	6.73	5.98	5.38	4.49	3.86	3.38	3.01	2.70	1.88	1.39	1.07
July 15, 2006	9.15	7.19	6.21	5.47	4.89	4.05	3.47	3.04	2.70	2.42	1.69	1.26	0.97
July 15, 2007	8.74	6.67	5.66	4.92	4.35	3.56	3.03	2.65	2.35	2.11	1.48	1.10	0.85
July 15, 2008	8.36	6.12	5.06	4.30	3.75	3.01	2.54	2.21	1.97	1.77	1.24	0.93	0.72
July 15, 2009	8.08	5.55	4.40	3.62	3.07	2.39	2.00	1.74	1.54	1.39	0.98	0.74	0.57
July 15, 2010	7.94	4.95	3.65	2.82	2.28	1.69	1.39	1.21	1.07	0.97	0.69	0.52	0.40
July 15, 2011	7.81	4.39	2.78	1.83	1.31	0.87	0.71	0.63	0.56	0.51	0.36	0.27	0.22
July 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The stock prices and additional share amounts set forth above are based upon a closing sale price of $24.04 on July 28, 2005 and an initial conversion price of $31.25.

The exact stock price and conversion dates may not be set forth on the table; in which case, if the stock price is:

•	between two stock price amounts on the table or the conversion date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	more than $120.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $24.04 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a note exceed 41.5973 per $1,000 initial principal amount of the notes, after giving effect to the make whole adjustment and any related increase in the conversion rate described above, subject to anti-dilution adjustments described under “—Anti-dilution Adjustments.”

Public Acquirer Change of Control

Notwithstanding the foregoing, in the case of a public acquirer change of control (as defined below), we may, in lieu of permitting a repurchase at the holder’s option or adjusting the conversion rate as described under “—Adjustment to Conversion Rate Upon a Fundamental Change,” elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes into a number of shares of public acquirer common stock (as defined below) by adjusting the conversion rate in effect immediately before the public acquirer change of control by a fraction:

•	the numerator of which will be (a) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which our common stock is converted into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (b) in the case of any other public acquirer change of control, the average of the last reported sale price of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control.

If we elect to adjust the conversion rate and conversion obligation as described in this section, we must send you a fundamental change conversion right notice at least 15 trading days prior to the expected effective date of the fundamental change that is also a public acquirer change of control, as described under “—Repurchase at Option of the Holder Upon a Fundamental Change.” If we elect to adjust the conversion rate and conversion obligation in connection with a public acquirer change of control, holders of the notes will not have the right to receive additional shares as described under “—Adjustment to Conversion Rate Upon a Fundamental Change” or to require us to repurchase such notes in connection with the fundamental change that is also a public acquirer change of control.

A “public acquirer change of control” means any event constituting a fundamental change that gives holders the right to cause us to repurchase the notes as described above under “—Repurchase at Option of the Holder Upon a Fundamental Change” and the acquirer has a class of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter-trading market in the United States or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if the acquirer is majority owned directly or indirectly by a corporation that has a class of common stock satisfying the foregoing requirement; in such case, all references to public acquirer common stock will refer to such class of common stock. For purposes of public acquirer common stock, “majority owned” means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Limitation on Layering of Indebtedness

We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any senior debt of ours and senior in right of payment to the notes. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

(1)	the successor person, if any, is:

(a)	a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and

(b)	such person assumes our obligations on the notes and under the indenture;

(2)	immediately after giving effect to the transaction, no default or event of default will have occurred and be continuing; and

(3)	other conditions specified in the indenture are met.

Events of Default

Each of the following constitutes an event of default under the indenture:

(1)	we fail to pay principal or premium, if any, on any note when due, whether or not prohibited by the subordination provisions of the indenture;

(2)	we fail to pay any interest, including any additional interest, on any note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the indenture;

(3)	we fail to perform any other agreement required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

(4)	we fail to pay the purchase price of any note when due (including, without limitation the delivery of cash as a return of principal or premium, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion of notes within the time period required by the indenture);

(5)	we fail to provide timely notice of a fundamental change, if required by the indenture, if such failure continues for 30 days after notice of our failure to do so;

(6)	any indebtedness for money borrowed by us or one of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by us) in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice as provided in the indenture;

(7)	failure by us or any of our significant subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 30 days;

(8)	except as permitted by the indenture, any note guarantee of a significant subsidiary (or combination of note guarantees of any group of subsidiaries that, taken together, would constitute a significant subsidiary) is held in any judicial proceeding to be unenforceable, invalid or for any reason not to be in full force and effect, or any significant subsidiary (or group of subsidiaries that, taken together, would constitute a significant subsidiary), or any Person acting on its or their behalf, denies or disaffirms its or their obligations under its note guarantee or note guarantees; and

(9)	certain events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately; provided that so long as any indebtedness incurred pursuant to our senior secured credit facility is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such indebtedness under an existing or future credit facility or (2) five business days after receipt by the senior debt representative for such credit facility of written notice of such acceleration. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of principal of notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of insolvency, bankruptcy or reorganization with respect to FTI occurs, then the principal of, and accrued interest on, all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the notes or the trustee. For information as to waiver of defaults, see “—Meetings, Modification and Waiver” below.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

Generally, the holders of a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay principal, premium or interest on any note when due;

•	we fail to convert any note into common stock in accordance with the provisions of the note and the indenture; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not FTI, to the officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Meetings, Modification and Waiver

The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

We and the trustee may amend or supplement the indenture or the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the note holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or interest on, any note;

•	reduce the principal amount of or any premium or interest on any note;

•	reduce the amount of principal payable upon acceleration of the maturity of any note;

•	change the place or currency of payment of principal of, or any premium or interest on, any note;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

•	modify the subordination provisions of the notes in a manner adverse to holders;

•	modify the provisions with respect to the purchase right of the holders upon a fundamental change in a manner adverse to holders;

•	adversely affect the right of holders to convert notes other than as provided in the indenture;

•	reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the percentage required for the adoption of a resolution or for a quorum required at any meeting of holders of notes at which a resolution is adopted; or

•	modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder.

Registration Rights

We and the guarantors entered into a registration rights agreement with the initial purchasers of the notes. As required under the registration rights agreement, we have, at our expense, filed with the SEC a shelf registration statement, of which this prospectus is a part, covering resales of the notes and the shares of common stock issuable upon conversion of the notes (the notes, note guarantees and common stock issuable upon conversion of the notes being referred to as the “registrable securities”). In the registration rights agreement we and the guarantors also agreed, for the benefit of the holders of the registrable securities that we and the guarantors will, at our expense:

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act ”), by February 28, 2006; and

•	use our commercially reasonable efforts to keep effective the shelf registration statement until the earliest of (a) the sale of all outstanding registrable securities registered under the shelf registration statement; (b) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of FTI; and (c) two years after the effective date of the shelf registration statement.

We are permitted to suspend the use of this prospectus in connection with the sale of registrable securities during prescribed periods of time for reasons relating to pending corporate developments, the acquisition or divestiture of assets and other events, including SEC review of our periodic reports filed under the Exchange Act. The periods during which we can suspend the use of this prospectus may not, however, exceed a total of 30 days in any 90-day period or a total of 90 days in any 12-month period. We will provide to each holder of registrable securities copies of this prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions required to permit public resales of the registrable securities.

Additional interest will accrue on the notes if on or prior to February 28, 2006, the shelf registration statement is not declared effective. In that case, additional interest will accrue on any notes which are then restricted securities, from and including the day following the registration default until the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest began to accrue. In no event will additional interest accrue on any shares of common stock into which the notes have been converted. In addition, in no event will additional interest be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the notes.

The rates at which additional interest will accrue will be as follows:

•	0.25% of the principal amount per annum to and including the 90th day after the registration default; and

•	0.50% of the principal amount per annum from and after the 91st day after the registration default.

In addition, additional interest will accrue on any notes if:

•	the shelf registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 30 days, whether or not consecutive, during any 90-day period; or

•	the shelf registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under the shelf registration statement, for more than 90 days, whether or not consecutive, during any 12-month period.

In either event, additional interest will accrue at a rate of 0.50% per annum from the 31st day of the 90-day period or the 91st day of the 12-month period, until the earlier of the following:

•	the time the shelf registration statement again becomes effective or the holders of registrable securities are again able to make sales under the shelf registration statement, depending on which event triggered the increase in interest rate; or

•	the earliest of (a) the sale of all outstanding registrable securities registered under the shelf registration statement; (b) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of FTI; and (c) two years after the effective date of the shelf registration statement.

We agreed in the registration rights agreement to use our commercially reasonable efforts to cause the shares of common stock issuable upon conversion of the notes to be quoted on The New York Stock Exchange. However, if the common stock is not then quoted on The New York Stock Exchange, we will use our reasonable best efforts to cause the shares of common stock issuable upon conversion of the notes to be quoted or listed on whichever exchange or market the common stock is then primarily traded, upon effectiveness of the shelf registration statement.

This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which will be made available to beneficial owners of the notes upon request to us.

Satisfaction and Discharge

We may discharge our obligations under the indenture while notes remain outstanding if all outstanding notes have or will become due and payable at their scheduled maturity within one year and we have deposited with the trustee or a paying agent an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity; provided, however, that the foregoing will not discharge our obligation to effect conversion, registration of transfer or exchange of securities in accordance with the terms of the indenture.

Transfer and Exchange

We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	act as the paying agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

All notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

We will be responsible for making many of the calculations called for under the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock in the absence of reported or quoted prices, adjustments to the conversion rate and amounts of additional interest, if any, payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wilmington Trust Company has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Listing and Trading

Notes sold by means of this prospectus will not be eligible for trading on PORTAL. Our common stock is listed on the New York Stock Exchange under the ticker symbol “FCN.”

Book-Entry, Delivery and Form

The notes are evidenced by global notes. We have deposited the global notes with the trustee as custodian for The Depository Trust Company and registered the global notes in the name of Cede & Co. as The Depository Trust Company’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee.

Notes that were held as beneficial interests in a global note with The Depository Trust Company will remain beneficial interests in a global note after a sale of notes under this prospectus.

A holder may hold its interest in a global note directly through The Depository Trust Company if such holder is a participant in The Depository Trust Company, or indirectly through organizations that are participants in The Depository Trust Company, which are referred to as “participants.” Transfers between participants will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Persons who are not participants may beneficially own interests in a global note held by The Depository Trust Company only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to as “indirect participants.” So long as Cede & Co., as the nominee of The Depository Trust Company, is the registered owner of a global note, Cede & Co., for all purposes, will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered forms; and

•	not be considered holders of the global note.

We will make payments of principal of and interest (including any special interest) on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that The Depository Trust Company’s practice is to credit participants’ accounts on any payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown on the records of The Depository Trust Company, unless The Depository Trust Company has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because The Depository Trust Company can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent nor the conversion agent have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with The Depository Trust Company interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

The Depository Trust Company has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository Trust Company was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The Depository Trust Company has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, The Depository Trust Company is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

If The Depository Trust Company notifies us that it is unwilling to be a depositary for the global note or ceases to be a clearing agency or if there is an event of default under the notes, The Depository Trust Company will exchange the global security for certificated securities which it will distribute to its participants.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, $.0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of September 30, 2005, there were 39,017,955 shares of common stock outstanding held of record by 184 stockholders. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders have no right to cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common sock are entitled to receive ratably those dividends declared from time to time by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully-paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol “FCN.”

Preferred stock

There are no shares of preferred stock outstanding. The board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, $0.01 par value, in one or more series and to fix the powers, preferences, privileges, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares consisting any series or the designation of the series, without further vote or action by stockholders; provided that the board of directors shall not classify or reclassify any shares into common stock or into any class or series which is not prior to common stock or limited as to dividends or upon liquidation. We have no plans to issue any shares of preferred stock.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws and Maryland Corporate Law

Our Amended and Restated Articles of Incorporation and Bylaws and Maryland Corporate Law.    Certain provisions of Maryland law and our amended and restated articles of incorporation and bylaws could make the following more difficult:

•	the acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	the removal of our incumbent officers and directors.

The provisions summarized below are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. The provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board.

Classified Board of Directors.    Our amended and restated articles of incorporation provides for our board to be divided into three classes of directors serving staggered three year terms. The classification of directors could prevent a stockholder, or group of stockholders, having majority voting power, from obtaining control of our board until the second annual stockholders’ meeting following the date that the stockholder, or group of stockholders, obtains majority voting power.

Election and Removal of Directors.    Our bylaws provide that subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board of directors which results from any cause except an increase in the number of directors, and a majority of the entire board of directors may fill a vacancy which results from an increase in the number of directors.

Stockholder Meetings.    Under our bylaws, the president, chief executive officer or board of directors may call special meetings of the stockholders. Special meetings of stockholders must also be called by the secretary upon written request of the stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Under our bylaws, nominations for director may be made by a stockholder of record who delivers notice, along with the additional information and materials required by our bylaws, and who is a stockholder of record on the date of the annual meeting. Under our bylaws, a stockholder must deliver notice of nominees for director to our corporate secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Anti-Takeover Provisions of the Maryland General Corporation Law

Business Combinations.    The Maryland General Corporation Law prohibits specified “business combinations” between a Maryland corporation and an “interested stockholder.” These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

•	anyone who beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation who was an interested stockholder or an affiliate or an associate of the interested stockholder at any time within the two-year period prior to the date in question.

These business combinations are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. Thereafter, in addition to any other vote required by law or the charter or bylaws, any business combination must be recommended by the board of directors of the corporation and approved by the vote of at least 80% of the votes entitled to be cast by all holders of the corporation’s voting shares voting as a single group and at least 66 2/3% of the votes entitled to be cast by all holders of the corporation’s voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder. An interested stockholder may avoid complying with these special voting requirements if the interested stockholder pays the corporation’s stockholders a minimum price for their shares (as specified in the statute) and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

The business combination statute does not apply to business combinations that are approved or exempted by the corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. A Maryland corporation may also adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock voting as a class and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. If passed, the amendment will not become effective until 18 months after the corporation’s stockholders voted on it. Any interested stockholders who become an interested stockholder before the adoption of an amendment will not receive relief from the requirements of the statute by the adoption of a charter amendment. We have elected to be generally subject to this statute.

Control Share Acquisitions.    The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights other than those voting rights approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation’s officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within any one of the following ranges of voting power:

•	10% or more but less than 33 1/3% of all voting power;

•	33 1/3% or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares. An acquiring person may require the board of directors to call a special stockholders’ meeting to consider the voting rights of the shares, but only if the acquiring person made or proposes to make a “control share acquisition,” under specified conditions, including an undertaking to pay expenses. The special stockholders’ meeting must be held within 50 days of the acquiring person’s demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those control shares for which stockholders have previously approved voting rights. This redemption of shares must be for fair value, determined without regard to voting rights as of the date of the last control share acquisition or of any stockholders’ meeting at which the voting rights of the shares are considered and not approved. If voting rights for “control shares” are approved at a stockholders’ meeting and the acquiror becomes entitled to vote at least a majority of all shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a “control share acquisition.”

The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions previously approved or exempted by a provision in the charter or bylaws of the corporation. We have elected to be generally subject to this statute.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation and bylaws limit the liability of our directors and officers to us or our stockholders to the fullest extent permitted by Maryland law. None of our directors or officers will be personally liable to us or to our stockholders for monetary damages. Our amended and restated articles of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permissible by Maryland corporate law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This discussion describes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes and, to the extent described below, our common stock received upon a conversion of the notes. It applies to you only if you hold your notes and the common stock into which such notes are convertible as a capital asset for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a tax-exempt organization,

•	a person treated as a partnership or other pass-through entity for U.S. federal income tax purposes or an investor in such an entity,

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle, conversion or other risk-reduction transaction for U.S. federal income tax purposes,

•	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar,

•	an expatriate, a certain type of former citizen or a long-term resident of the United States, or

•	a person deemed to sell the notes or common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended, or the Code.

The summary below does not address all of the tax consequences that may be relevant to you. In particular, it does not address:

•	the U.S. federal estate, gift or alternative minimum tax consequences of the acquisition, ownership or disposition of the notes,

•	state, local or foreign tax consequences of the acquisition, ownership or disposition of the notes, or

•	state, local or foreign tax consequences of owning or disposing of our common stock.

For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its partners or owners. Accordingly, if a partnership or other flow-through entity holds the notes, the tax treatment of a holder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity. A holder that is a partnership, and partners in such partnerships, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes and common stock.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No statutory, administrative or judicial authority directly addresses all of the tax consequences relating to the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences regarding this offering. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering purchasing the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

For purposes of this summary, a U.S. Holder is a beneficial owner of a note that is:

•	an individual who is a citizen or resident of the U.S.;

•	an entity taxed as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of notes that is an individual, entity taxed as a corporation for U.S. federal income tax purposes, estate or trust and is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Classification of the Notes

We intend to treat the notes as indebtedness for U.S. federal income tax purposes. Such treatment, however, is not binding on the IRS, and there can be no assurance that a court would not determine that the notes should be characterized, in whole or in part, as equity for U.S. federal income tax purposes. If it is determined that for U.S. federal income tax purposes the notes do not constitute indebtedness, the tax consequences with respect to the notes may be different than that described below, possibly with adverse effects. It is assumed for the remainder of this discussion that the notes are treated as indebtedness for U.S. federal income tax purposes. Holders should consult their tax advisors concerning the tax treatment of holding the notes and particularly the tax consequences if the notes are not considered to be indebtedness for U.S. federal income tax purposes.

U.S. Holders

Taxation of Interest

U.S. Holders will be required to recognize as ordinary income the stated interest on the notes at the time it is received or accrued, in accordance with their regular method of accounting for U.S. federal income tax purposes.

Treatment of Payments upon Registration Default

A registration default with respect to the notes will cause additional amounts to accrue on the notes in the manner described under “Description of Notes—Registration Rights.” This obligation may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” If the notes were deemed to be contingent payment debt instruments, a U.S. Holder might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. We intend to take the position that the likelihood that such payments will be made is remote and therefore the notes are not subject to the rules governing contingent payment debt instruments. Accordingly, we do not intend to treat the possibility of a registration default as affecting the yield to maturity of any note. Thus, such additional amounts will be includable in the income of a U.S. Holder at the time it accrues or is received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. This determination will be binding on each U.S. Holder unless the U.S. Holder explicitly discloses that it is taking a different position in a statement attached to its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the note. It is possible, however, that the IRS may take a contrary position from that described above, in which case the U.S. Holder may be required to accrue income on such notes in excess of the stated interest, recognize the full amount of gain on a conversion of the notes and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingency. Each U.S. Holder that is considering the purchase of notes should consult its tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Market Discount

Holders that are not initial purchasers of the notes may be affected by the market discount provisions of the Code. For this purpose, and subject to a de minimis exception, the market discount on a note generally will equal the amount, if any, by which the stated redemption price at maturity of the note (which is its stated principal amount) exceeds the U.S. Holder’s adjusted tax basis in the note when purchased. Subject to a limited exception, these provisions generally require that if a U.S. Holder acquires a note at a market discount, it would include as ordinary income upon the disposition, retirement or gift of that note an amount equal to the lesser of (i) the gain realized upon the disposition, or retirement or, in the case of a gift, the appreciation in the notes, and (ii) the accrued market discount on that note at the time of disposition, maturity or gift, unless the U.S. Holder elects to include accrued market discount in income over the remaining life of the note.

The election to include market discount in income over the life of the note, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the U.S. Holder’s election, under a constant yield method. If a U.S. Holder acquires a note at a market discount and does not elect to include accrued market discount in income over the life of the note, it may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until the note is disposed of in a taxable transaction. The rules regarding market discount are complex, and each U.S. Holder should consult its tax advisor regarding the application of these rules to the notes.

Premium

If a U.S. Holder purchases a note at a premium over its stated principal amount, plus accrued interest, it may generally elect to amortize that premium from the purchase date to the note’s maturity date under a constant yield method. Amortizable premium, however, will not include any premium attributable to a note’s conversion feature. The premium attributable to the conversion feature is the excess, if any, of the note’s purchase price over what the note’s fair market value would be if there were no conversion feature. Amortized premium, which reduces a U.S. Holder’s basis in the note, can only offset interest income on a note and may not be deducted against other income. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The rules regarding premium are complex, and each U.S. Holder should consult its tax advisors regarding the application of these rules to the notes.

Conversion of Notes for Our Common Stock and Cash

If a U.S. Holder converts the notes, and we deliver a combination of cash and our common stock in the conversion, then, in general:

•	a U.S. Holder should recognize gain (but not loss) to the extent that the cash and the value of the shares exceed the U.S. Holder’s adjusted tax basis in the note, but in no event should the amount of recognized gain exceed the amount of cash received;

•	a U.S. Holder will be required to include in gross income all accrued and unpaid interest up to the date of conversion;

•

a U.S. Holder’s basis in the shares received should be the same as its basis in the note converted, which will generally be equal to the amount paid for the notes plus any amounts paid in connection with such conversion representing interest at the time of conversion of the note (exclusive of any basis allocable to a fractional share), decreased by the amount of cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share); and

•	the holding period of the shares received in the conversion should include the holding period for the note that was converted, except that the holding period of shares attributable to accrued interest may commence on the day following the date of delivery of common stock, although there is no authority precisely on point.

Sale, Exchange or Other Disposition of the Notes

Upon the sale, taxable exchange (including a conversion of notes solely into cash) or other taxable disposition of notes, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such sale, taxable exchange, or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the notes, which will generally be equal to the amount paid for the notes. Such gain or loss will be long-term if the U.S. Holder’s holding period in respect of such notes is more than one year. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. The deductibility of capital losses is subject to limitations.

Dividends and Constructive Dividends on Common Stock

If, after a U.S. Holder converts a note into our common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits and taxable as ordinary dividend income. With respect to non-corporate U.S. Holders, however, for taxable years beginning before January 1, 2009, such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a dividends received deduction equal to a portion of any dividends received.

The terms of the notes allow for changes in the conversion price of the notes in certain circumstances. A change in conversion price that allows noteholders to receive more shares of common stock on conversion may increase the noteholders’ proportionate interests in our earnings and profits or assets. In that case, the noteholders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price were adjusted to compensate noteholders for distributions of cash or property to our stockholders. Not all changes in the conversion price that allow noteholders to receive more stock on conversion, however, increase the noteholders’ proportionate interests in the company. For instance, a change in conversion price could simply prevent the dilution of the noteholders’ interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholders’ interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated as distributions paid in cash or other property. They would generally result in dividend income to the recipient, to the extent of our current or accumulated earnings and profits, with any excess treated first as a tax-free return of capital and then as capital gain, as described above.

Sale or Exchange of Common Stock

A U.S. Holder will generally recognize capital gain or loss on a sale or taxable exchange of common stock. The holder’s gain or loss will equal the difference between the amount of cash and the fair market value of any property received by the holder and the holder’s adjusted tax basis in the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS, other than with respect to corporations and other exempt holders, with respect to interest on the notes, dividends paid on the common stock and proceeds received from a disposition of the notes or shares of common stock including pursuant to a repurchase. A U.S. Holder may be subject to backup withholding with respect to interest paid on the notes, dividends paid on the common stock or with respect to proceeds received from a disposition of the notes or shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to backup withholding if it is not otherwise exempt and such holder fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number or furnishes an incorrect TIN; or, in the case of payments of interest or dividends, is notified by the IRS that it has failed to properly report payments of interest or dividends or fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified it that it is subject to backup withholding.

Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability and may be entitled to a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Taxation of Interest

Payments of interest to Non-U.S. Holders are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding. Payments of interest on the notes to most Non-U.S. Holders, however, will qualify as “portfolio interest,” and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

•	owns, actually or constructively, at least 10 percent of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code, or

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us.

Even if the portfolio interest exception does not apply, payments of interest to a nonresident person or entity might not be subject to withholding tax at a 30 percent rate, or might be subject to withholding tax at a reduced rate, under the terms of a tax treaty between the U.S. and the Non-U.S. holder’s country of residence.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can generally meet this certification requirement by providing an accurate and complete Form W-8BEN or appropriate substitute or successor form under penalties of perjury to us or our paying agent. The portfolio interest exception, described above, may not apply to Non-U.S. Holders holding the notes in connection with the conduct of a U.S. trade or business (through a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to the benefits of an applicable tax treaty where such tax treaty so requires as a condition for taxation) on a net income basis generally in the same manner as if such holder were a U.S. person as defined under the Code. and, if the Non-U.S. Holder is a corporation, a U.S. branch profits tax equal to 30% of its “effectively connected earnings and profits,” subject to adjustments, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

Treatment of Payments Upon Registration Default

As described under “Description of Notes—Registration Rights,” we may be required to pay holders additional amounts as a result of a registration default. It is possible that such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. Each Non-U.S. Holder that is considering the purchase of notes should consult its tax advisor regarding the tax considerations that relate to the potential payment of additional interest.

Dividends and Constructive Dividends on Common Stock

Dividends paid or constructive dividends deemed paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate unless a tax treaty applies and the Non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits; or, upon the receipt of an IRS Form W-8ECI from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a U.S. trade or business. A Non-U.S. Holder that is engaged in the conduct of a U.S. trade or business (through a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to benefits of an applicable tax treaty where such tax treaty so requires as a condition for taxation) will be subject to U.S. federal income tax on receipt of a dividend or a constructive dividend in the same manner as a U.S. Holder. See “U.S. Holders—Dividends and Constructive Dividends on Common Stock.” Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

Sale, Other Conversion, Exchange or Other Disposition of Notes or Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale, conversion, exchange or other disposition of the notes or disposition of common stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (through a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to the benefits of an applicable tax treaty where such tax treaty so requires as a condition for taxation), (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the U.S. for 183 or more days during the taxable year and certain other requirements are met, or (iii) we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the notes or our common stock, and certain other conditions are met. See “U.S. Holders—Conversion of Notes for Our Common Stock and Cash,” “U.S. Holders—Sale, Exchange or Other Disposition of the Notes” and “U.S. Holders—Sale or Exchange of Common Stock” above regarding the calculation of gain. Any gain described in (i) or (iii) above will be subject to U.S. federal income tax on a net income basis and, if such Non-U.S. Holder is a corporation in the case of gain described in (i) above, may also be subject to the branch profits tax described above. A Non-U.S. Holder described in (ii) above will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder’s gain or loss. Instead, such amounts will be treated as interest. See “Taxation of Interest.”

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our business assets, there can be no assurance that we will not become a USRPHC in the future.

Backup Withholding and Information Reporting

Backup withholding generally will not apply to interest payments made to holders in respect of the notes or dividends paid in respect of common stock if the holder furnishes appropriate documentation of its non-U.S. status, provided that we do not have actual knowledge or reason to know that the holder is a U.S. person. However, certain information reporting will apply with respect to interest and dividend payments even if certification is provided. The payment of proceeds from a conversion or disposition of notes or disposition of common stock to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless a holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that it is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a conversion or disposition of notes or disposition of common stock to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that the holder is not a U.S. person and the broker has no knowledge to the contrary, or the holder establishes an exemption. For this purpose, a “U.S.-related person” is (i) a CFC for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for certain periods is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a conversion or disposition of notes or disposition of common stock by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the holder resides.

Backup withholding is not an additional tax. A holder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

SELLING SECURITYHOLDERS

We originally sold the notes to Goldman, Sachs & Co. and Banc of America Securities LLC, as initial purchasers, in July 2005, in a private placement that was exempt from the registration requirements of the Securities Act. The notes were resold by the initial purchasers to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in transactions exempt from the registration requirements of the Securities Act. Selling securityholders who may use this prospectus from time to time to offer or sell any or all of their notes and shares of our common stock issuable upon conversion of the notes include the initial purchasers’ transferees, pledgees, donees and their successors.

The following table sets forth information with respect to the selling securityholders and the respective principal amounts of notes and shares of our common stock beneficially owned by each selling securityholder that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the selling securityholders. Unless otherwise indicated below, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling securityholders may from time to time use this prospectus to offer all or some portion of the notes or the common stock offered hereby, we cannot provide an estimate as to the amount or percentage of any such type of security that will be held by any selling securityholder upon termination of any particular offering or sale under this prospectus. In addition, the principal amount of notes beneficially owned prior to the offering and offered hereby and the number of shares of our common stock beneficially owned prior to the offering and offered hereby may be in excess of the total amount registered under the registration statement of which this prospectus forms a part, due to sales or transfers by selling securityholders of such notes or shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided us information regarding their holdings of notes and our shares of common stock.

For the purposes of the following table, the number of shares of our common stock beneficially owned has determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling securityholder has sole or shared voting power or investment power and also any shares which that selling securityholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

	Principal Amount of Notes(1)		Number of Shares of Common Stock(1)(2)
Selling Securityholder(1)	Beneficially Owned Prior to the Offering and Offered Hereby	Percentage of Notes Outstanding	Beneficially Owned Prior to the Offering	Offered Hereby
Holders of convertible notes or shares issuable upon conversion thereof:
Aloha Airlines Non-Pilots Pension Trust	5,000	*	160	160
Anthony Munk	140,000	*	4,480	4,480
Arkansas PERS	55,000	*	1,760	1,760
Astraszencea Holdings Pension	15,000	*	480	480
Attorney’s Title Insurance Fund	5,000	*	160	160
Bancroft Convertible Fund, Inc.	1,125,000	*	35,998	35,998
Bank Austria Cayman Islands, Ltd.(5)	1,500,000	1.0%	47,997	47,997
Barclay’s Global Distribution Bonds(3)	100,000	*	3,200	3,200
Basso Fund Ltd.(3).	130,000	*	4,160	4,160
Basso Holdings Ltd.(3)	490,000	*	15,679	15,679
Basso Multi-Strategy Holding Fund Ltd.(4)	380,000	*	12,159	12,159
BNP Paribas Equity Strategies, SNC(5)(6)(7)	1,783,000	1.2%	58,266	56,842
Boilermakers Blacksmith Pension Trust	75,000	*	2,400	2,400
C&H Sugar Company Inc.	5,000	*	160	160

	Principal Amount of Notes(1)		Number of Shares of Common Stock(1)(2)
Selling Securityholder(1)	Beneficially Owned Prior to the Offering and Offered Hereby	Percentage of Notes Outstanding	Beneficially Owned Prior to the Offering	Offered Hereby
Calamos® Global Growth and Income Fund—Calamos® Investment Trust	1,930,000	1.3%	61,756	61,756
Calamos® Growth and Income Fund—Calamos® Investment Trust	27,700,000	18.5%	886,345	886,345
Calamos® Growth and Income Portfolio—Calamos® Advisors Trust	180,000	*	5,760	5,760
Cervantes Portfolio LLC(8)	200,000	*	6,400	6,400
Chrysler Corporation Mater Retirement Trust(5)(9)	2,160,000	1.4%	69,116	69,116
CooperNeff Convertible Strategies (Cayman) Master Fund, LP(6)	1,507,000	1.0%	48,221	48,221
CQS Capital Structure Arbitrage Master Fund Limited(10)	6,000,000	4.0%	191,988	191,988
Delaware PERS	30,000	*	960	960
Delta Airlines Master Trust	15,000	*	480	480
Delta Airlines Master Trust—CV(5)(9)	460,000	*	14,719	14,719
Delta Pilots Disability & Survivorship Trust—CV(5)(9)	210,000	*	6,720	6,720
Deutsche Bank Securities Inc.(11)	1,000,000	*	31,998	31,998
Duke Endowment	15,000	*	480	480
EarthamFoundation(8)	50,000	*	1,600	1,600
Ellington Overseas Partners, LTD(12)	11,000,000	7.3%	351,978	351,978
Ellsworth Convertible Growth and Income Funds, Inc.	1,125,000	*	35,998	35,998
F.M. Kirby Foundation, Inc.(5)(9)	320,000	*	10,239	10,239
Fidelity Financial Trust: Fidelity Convertible Securities Fund(5)(13)	1,995,000	1.3%	63,836	63,836
Fore Convertible Master Fund, Ltd.(14)	19,000,000	12.67%	607,962	607,962
Fore ERISA Fund, Ltd.(14)	3,000,000	2.0%	95,994	95,994
Fore Multi Strategy Master Fund, Ltd.(14)	6,000,000	4.0%	191,988	191,988
Grace Convertible Arbitrage Fund, Ltd.(15)	2,250,000	1.5%	71,996	71,996
Hallmark Convertible Securities Fund	5,000	*	160	160
HarborCapital Advisors, Inc.(8)	125,000	*	4,000	4,000
HarborHigh-Yield Bond Fund(8)	125,000	*	4,000	4,000
HFR CA Select Fund(16)	750,000	*	23,999	23,999
Honeywell International Inc. Master Retirement Trust(8)	750,000	*	23,999	23,999
ICI American Holdings Trust	10,000	*	320	320
Inova Health Care Services	190,000	*	6,080	6,080
Inova Health System Retirement Plan(17)	55,000	*	1,760	1,760
Institutional Benchmark Series (Master Feeder Ltd.)(16)	1,800,000	1.2%	57,596	57,596
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(5)(9)	250,000	*	8,000	8,000
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(5)(9)	130,000	*	4,160	4,160
International Truck & Engine Corporation Retiree Health Benefit Trust(5)(9)	90,000	*	2,880	2,880

	Principal Amount of Notes(1)		Number of Shares of Common Stock(1)(2)
Selling Securityholder(1)	Beneficially Owned Prior to the Offering and Offered Hereby	Percentage of Notes Outstanding	Beneficially Owned Prior to the Offering	Offered Hereby
Jefferies & Company(11)	1,000,000	*	31,998	31,998
KBC Financial Products USA Inc.(18)	1,500,000	1.0%	47,997	47,997
LDG Limited(19)	146,000	*	4,672	4,672
Lyxor/Convertible Arbitrage Fund Limited(6)	338,000	*	10,815	10,815
Man Mac I Limited(14)(20)	3,000,000	2.0%	95,994	95,994
McMahan Securities Co., L.P.(21)(10)	1,000,000	*	31,998	31,998
Microsoft Corporation(5)	395,000	*	12,639	12,639
Mohican VCA Master Fund, Ltd.(22)	750,000	*	23,999	23,999
MSS Convertible Arbitrage I(19)	26,000	*	832	832
Newport Alternative Income Fund	400,000	*	12,799	12,799
Nuveen Preferred and Convertible Fund JQC	310,000	*	9,919	9,919
Nuveen Preferred and Convertible Income Fund JPC	235,000	*	7,520	7,520
OCLC Online Computer Library Center Inc.	5,000	*	160	160
OCM Convertible Trust(5)(9)	765,000	*	24,478	24,478
OCM Global Convertible Securities Fund(5)(9)	85,000	*	2,720	2,720
Pebble Limited Partnership	1,000,000	*	31,998	31,998
PM Securities (Barbados) Inc.	450,000	*	14,399	14,399
Polygon Global Opportunities Master Fund(23)	3,000,000	2.0%	95,994	95,994
Prudential Insurance Co. of America	5,000	*	160	160
Putnam Convertible Income—Growth Trust(5)	3,600,000	2.4%	115,193	115,193
Qwest Occupational Health Trust(5)(9)	190,000	*	6,080	6,080
Qwest Pension Trust(5)(9)	450,000	*	14,399	14,399
RCG Halifax Fund, Ltd(5).	500,000	*	15,999	15,999
RCG Latitude Master Fund, Ltd.(5)	3,000,000	2.0%	95,994	95,994
S.A.C. Arbitrage Fund, LLC(24)(25)	1,000,000	*	58,598	31,998
Sage Capital Management, LLC(26)	2,500,000	1.7%	79,995	79,995
San Diego County Employees Retirement Association(16)	1,500,000	1.0%	47,997	47,997
SG Americas Securities, LLC	250,000	*	8,000	8,000
SG Americas Securities, LLC	5,000,000	3.3%	159,990	159,990
Silvercreek II Limited	1,880,000	1.3%	60,156	60,156
Silvercreek Limited Partnership	2,230,000	1.5%	71,356	71,356
Singlehedge US Convertible Arbitrage Fund(6)	465,000	*	14,879	14,879
Southern Farm Bureau Life Insurance	25,000	*	800	800
Sphinx Fund(19)	208,000	*	6,656	6,656
State Employees’ Retirement Fund of the State of Delaware(5)(9)	525,000	*	16,799	16,799
State of Oregon Equity	175,000	*	5,600	5,600
Sturgeon Limited(6)	907,000	*	29,022	29,022
Syngenta AG	10,000	*	320	320
The Salvation Army—Eastern Territory(8)	100,000	*	3,200	3,200
The St. Paul Travelers Companies, Inc.—Commercial Lines(5)(9)	665,000	*	21,279	21,279
TQA Master Fund, LTD(19)	146,000	*	4,672	4,672
TQA Master Plus Fund, LTD(19)	2,084,000	1.4%	66,684	66,684
UnumProvident Corporation(5)	205,000	*	6,560	6,560
Vanguard Convertible Securities Fund, Inc.(5)(9)	3,215,000	2.1%	102,874	102,874
Vicis Capital Master Fund(27)	7,000,000	4.7%	223,986	223,986
Virginia Retirement System(5)(9)	785,000	*	25,118	25,118
Waterstone Market Neutral MAC 51, Ltd.(28)	1,179,000	*	37,726	37,726
Waterstone Market Neutral Master Fund, Ltd.(28)	7,821,000	5.2%	250,256	250,256
Wyeth Retirement Plan—U.S. Master Trust(8)	250,000	*	8,000	8,000

	Principal Amount of Notes(1)		Number of Shares of Common Stock(1)(2)
Selling Securityholder(1)	Beneficially Owned Prior to the Offering and Offered Hereby	Percentage of Notes Outstanding	Beneficially Owned Prior to the Offering	Offered Hereby
Zazove Convertible Arbitrage Fund, L.P.(16)	6,200,000	4.1%	198,388	198,388
Zazove Hedged Convertible Fund, L.P.(16)	2,750,000	1.8%	87,995	87,995
Zurich Institutional Benchmark Master Fund(19)	242,000	*	7,744	7,744
Any other selling securityholder of notes or future transferee from any such holder(29)	*	*	*	*

Total	150,000,000	100%	4,827,514	4,799,700

*	Less than 1%.
(1)	Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if and when necessary. The amount of notes and the number of shares of our common stock issuable upon conversion of the notes indicated may be in excess of the total amount registered under the shelf registration statement of which this prospectus forms a part, due to sales or transfers by selling securityholders of such notes or shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided us information regarding their holdings of notes and such shares of common stock.
(2)	For purposes of presenting the number of shares of our common stock beneficially owned by holders of notes, we assume a conversion rate of 31.9980 shares of our common stock per $1,000 in principal amount of notes, which is equal to an initial conversion price of $31.25 per share. However, the conversion price is subject to adjustment as described under “Description of the Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes, and as a consequence, the number of shares beneficially owned by the holders of notes, may increase or decrease in the future.
(3)	David Clott has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(4)	Basso Capital Management, L.P. is the investment manager of this selling securityholder, and consequently has voting and dispositive power over the securities listed above that are held by this selling securityholder. Howard Fischer has ultimate trading responsibility with respect to this selling securityholder. Mr. Fischer disclaims ultimate beneficial ownership of the securities listed above that are held by this selling securityholder.
(5)	This selling securityholder has advised us that it is an affiliate of a broker-dealer and that it purchased the securities reflected in this table as being owned by it and offered for sale in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.
(6)	CooperNeff Advisors Inc. has sole investment control and shared voting control over the securities listed above that are held by this selling securityholder. Christian Menestrier is the chief executive officer of CooperNeff Advisors Inc.
(7)	Under common control with BNP Paribas Securities Corp. Number of shares of common stock offered hereby excludes 1,424 shares beneficially owned by the selling securityholder that may not be sold pursuant to this prospectus or the registration statement of which this prospectus is a part.
(8)	Shenkman Capital Management, Inc. (“Shenkman”) acts as investment manager for this selling securityholder, and as such has the power to direct the voting and disposition of securities held by this selling securityholder. Mark Shenkman is the chief investment officer of Shenkman and has oversight authority over all portfolio managers at Shenkman.
(9)	Oaktree Capital Management, LLC (“Oaktree”) is the investment manager of this selling securityholder and consequently has voting and dispositive power over the securities listed above that are held by this selling securityholder. Lawrence W. Keele is a principal of Oaktree and is the portfolio manager of this selling securityholder. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the registrable securities held by this selling securityholder, except for their pecuniary interest therein.

(10)	Michael Hintze has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(11)	This selling securityholder has advised us that it is a broker-dealer. Accordingly under interpretations by the staff of the SEC, this selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. This selling securityholder has advised us that it purchased the securities reflected in this table as being owned by it and offered for sale for investment purposes and that such securities were not acquired as compensation for underwriting activities.
(12)	Ellington Management Group, LLC is the investment adviser of this selling securityholder. Michael Vranos, as principal of Ellington Management Group, LLC, has voting and investment control of the securities offered hereby. Mr. Vranos disclaims beneficial ownership over the securities offered hereby except to the extent of any indirect ownership interest he may have in such securities through his economic participation in this selling securityholder.
(13)	This selling securityholder is a registered investment fund advised by Fidelity Management & Research Company (“FMR Co.”), a registered investment adviser under the Investment Advisers Act of 1940, as amended. FMR Co., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,785,136 shares of FTI’s common stock outstanding (including the number of shares into which the securities listed in the table above as beneficially owned by this selling securityholder and offered hereby, are convertible) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of FMR Co., and the selling securityholder each has sole power to dispose of the securities owned by the selling securityholder. Neither FMR Corp., nor Edward C Johnson 3d, chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the selling securityholder, which power resides with the selling securityholders Board of Trustees.
(14)	David Egglishaw has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(15)	Bradford Whitmore and Michael Brailov have voting and dispositive power over the securities listed above that are held by this selling securityholder.
(16)	Gene T. Prelti has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(17)	Nick Calamos has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(18)	This selling securityholder is an indirect wholly-owned subsidiary of KBC Bank N.V., which is a direct wholly-owned subsidiary of KBC Bank & Insurance Holding Company N.V., a publicly traded entity.
(19)	TQA Investors LLC has voting and dispositive power over the securities listed above that are held by this selling securityholder. The members of TQA Investors LLC are Robert Buttman, John Idone, George Esser, Paul Bucci and Bartholomew Tesoriero.
(20)	Man-Diversified Fund II Ltd. is the controlling entity of this selling securityholder. The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. The registered shareholder of Albany Management Company Limited is Argonaut Limited, a Bermuda company, which is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.
(21)	The executive committee of this selling securityholder has voting and dispositive power over the securities listed above that are held by this selling securityholder. The members of the executive committee are Jay Glassman, Ronald Fertig, Joe Dwyer, D. Bruce McMahan, Scott Dillinger and Norman Ziegler.
(22)	Eric Hage and Daniel Hage have voting and dispositive power over the securities listed above that are held by this selling securityholder.
(23)	The board of directors of this selling securitiyholder has voting and dispositive power over the securities listed above that are held by this selling securityholder. The members of the board of directors of this selling securityholder are Alex Jackson, Andrew Farquhar, Byron Knief, Greville Ward and Reade Griffith.
(24)

S.A.C. Capital Advisors, LLC and S.A.C. Capital Management LLC share all investment and voting power over the securities listed above that are held by this selling securityholder. S.A.C. Capital Advisors, LLC and S.A.C. Capital Management LLC are each controlled by Steven A. Cohen. S.A.C. Capital Advisors,

LLC, S.A.C. Capital Management LLC and Mr. Cohen each disclaim beneficial ownership of the securities listed above that are held by this selling securityholder.
(25)	Number of shares of common stock offered hereby excludes 26,600 shares beneficially owned by the selling securityholder that may not be sold pursuant to this prospectus or the registration statement of which this prospectus is a part.
(26)	Peter deLisser, as managing member of this selling securityholder, has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(27)	John Succo, Sky Lucas and Shad Stastney have voting and dispositive power over the securities listed above that are held by this selling securityholder.
(28)	Shawn Bergerson, the Chief Executive Officer of this selling securityholder, has voting and dispositive power over the securities listed above that are held by this selling securityholder.
(29)	We are unable to provide the names of certain selling security holders who hold notes and/or shares of our common stock issuable upon conversion of the notes at this time, because these selling securityholders have not provided us with information and/or their notes are evidenced by a global note that has been deposited with The Depository Trust Company and registered in the name of Cede & Co., as The Depository Trust Company’s nominee. Information concerning any such selling securityholders who are not listed in the above table will be set forth in prospectus supplements from time to time, if and when required.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes or our common stock offered by this prospectus. The notes and common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes or the common stock offered by this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by this prospectus will be the purchase price paid for such securities, less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, reject, in whole or in part any proposed purchase of notes or common stock to be made directly or through agents.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes or common stock offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of such securities by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be underwriters may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling securityholders who are deemed to be underwriters will also be subject to the prospectus delivery requirements of the Securities Act.

If the notes or common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale or prices related to prevailing market prices at the time of sale,

•	varying prices determined at the time of sale, or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange,

•	in the over-the-counter market,

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. If any such method of distribution takes the form of an underwritten offering, the selection of the underwriter by the relevant selling securityholders’ shall be subject to our consent, which consent shall not be unreasonably withheld.

In connection with sales of the notes and common stock offered by this prospectus or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and common stock in the course of hedging their positions. The selling securityholders may also sell the notes and common stock short and deliver notes and common stock to close out short positions, or loan or pledge the notes and common stock to broker-dealers that in turn may sell the notes and common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes or common stock offered hereby. Selling securityholders might not sell any or all of the notes or the common stock offered by them using this prospectus. Any selling securityholder might instead transfer, devise or gift any such securities by other means not described in this prospectus. In addition, any such securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “FCN.” The notes are currently designated for trading in PORTAL. Notes sold by means of this prospectus will not be eligible for trading in PORTAL. We do not intend to list the notes on any national or other securities exchange or on the Nasdaq National Market. No assurance can be given as to the development of liquidity or any trading market for the notes. See “Risk Factors—An active trading market for the notes may not develop.”

The selling securityholders and any other person participating in a distribution of securities offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and common stock to engage in market-making activities with respect to the particular notes and common stock being distributed for a period of time prior to the commencement of such distribution. This may affect the marketability of the notes and common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and common stock.

To the extent required, the specific notes or shares of common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment, to the shelf registration statement of which this prospectus forms a part.

Pursuant to the registration rights agreement filed as an exhibit to this registration statement, each of FTI and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

Subject to certain exceptions, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

LEGAL MATTERS

The validity of the notes and the guarantees, other than the guarantee of Technology & Financial Consulting Inc., a Texas corporation, will be passed upon for us by O’Melveny & Myers LLP. The validity of the guarantee of Technology & Financial Consulting, Inc. will be passed upon for us by Baker Botts LLP, special Texas counsel to Technology & Financial Consulting, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus is current only as of its date.

Prospectus

$150,000,000

FTI Consulting, Inc.

3 3/4% Convertible Senior Subordinated Notes due July 15, 2012 and the Common Stock Issuable upon Conversion of the Notes

Prospectus

[                 ], 2006

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the expenses incurred in connection with the registration and sale of the notes and the shares of our common stock issuable upon conversion thereof. We will pay all of these expenses. All amounts are estimates except the SEC registration fee.

SEC registration fee	$17,655
Printing and engraving costs	164,000
Legal fees and expenses	287,000
Accounting fees and expenses	128,000
Transfer Agent and Registrar	3,000
Miscellaneous expenses	250,345

Total	$850,000

Item 15.	Indemnification of Directors and Officers

§ 2-418. “Indemnification of directors, officers, employees, and agents,” of the Corporations and Associations Article of the Maryland Annotated Code.

This provision reads as follows:

§ 2-418. Indemnification of directors, officers, employees, and agents.

(a) Definitions.—In this section the following words have the meanings indicated.

(1) “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3) “Expenses” include attorney’s fees.

(4) “Official capacity” means the following:

(i) When used with respect to a director, the office of director in the corporation; and

(ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii) “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(6) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director.—

(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i) The act or omission of the director was material to the matter giving rise to the proceeding; and

1. was committed in bad faith; or

2. was the result of active and deliberate dishonesty; or

(ii) The director actually received an improper personal benefit in money, property, or services; or

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i) For a proceeding brought to enforce indemnification under this section; or

(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit.—A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense.—Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper.—

(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2) Such determination shall be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii) By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action.—

(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i) A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision.—The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness.—This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director’s service to employee benefit plan.—For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent.—Unless limited by the charter:

(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection.—

(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders.—Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE EIGHTH of its Articles of Amendment and Restatement.

This provision reads as follows:

5. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation of at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland nor or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation’s By-Laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE XI of its By-Laws.

This provision reads as follows:

SECTION 1. Definitions.    As used in this Article XI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Indemnification Section”), as amended from time to time, shall have the same meanings as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers.    The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

SECTION 3. Indemnification of Other Agents and Employees.    With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

§ 2-405.2. “Corporate limitations on director liability,” of the Corporations and Associations Article of the Maryland Annotated Code.

This provision reads as follows:

§ 2-405.2. Corporate limitations on director liability.

The charter of the corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders as described under § 5-418 of the Courts and Judicial Proceedings Article.

§ 5.418. “Same—Charter provisions governing liability of corporate directors or officers,” of the Courts and Judicial Proceedings Article of the Maryland Annotated Code.

This provision reads as follows:

§ 5-418. Same—Charter provisions governing liability of corporate directors or officers.

(a) Expansion or limitation of liability.—The charter, as defined under § 1-101 of the Corporations and Associations Article, of a Maryland corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;

(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

(3) With respect to any action described in subsection (b) of this section.

(b) Exceptions.—This section does not apply to an action brought by or on behalf of a State governmental entity, receiver, conservator, or depositor against a director or officer of:

(1) A banking institution as defined in § 1-101 of the Financial Institutions Article;

(2) A credit union as described in § 6-301 of the Financial Institutions Article;

(3) A savings and loan association as defined in § 8-101 of the Financial Institutions Article; or

(4) A subsidiary of a banking institution, credit union, or savings and loan association described in this subsection.

(c) Construction.—This section may not be construed to affect the liability of a person in any capacity other than the person’s capacity as a director or officer.

The Registrant has provided for the limitation of liability of directors, officers, employees, and agents in ARTICLE EIGHTH of its Articles of Amendment and Restatement.

This provision reads as follows:

6. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

Item 16.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit
1.1	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes. (Filed with the SEC on August 3, 2005 as an exhibit to FTI Consulting, Inc.’s Form 8-K dated July 28, 2005 and incorporated herein by reference).

1.2	Purchase Agreement, dated as of July 28, 2005, by and among FTI, the guarantors named therein and the Initial Purchasers named therein, relating to the Convertible Notes. (Filed with the SEC on August 3, 2005 as an exhibit to FTI Consulting, Inc.’s Form 8-K dated July 28, 2005 and incorporated herein by reference).

1.3	Purchase Agreement, dated as of November 15, 2005, by and among FTI Compass, LLC, a Maryland limited liability company, FTI Consulting, Inc., a Maryland corporation, FTI, LLC, a Maryland limited liability company, Competition Policy Associates, Inc., a District of Columbia corporation, and the stockholders of the Company listed on Schedule I thereto. With the exception of Exhibit A (Form of Restricted Stock Agreement), which is incorporated by reference herein, exhibits, schedules (or similar attachments) to the Stock and Asset Purchase Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. (Filed with the SEC on November 19, 2006 as an exhibit to FTI’s Form 8-K dated November 22, 2005, and incorporated by reference herein).

2.1	Agreement for the Purchase and Sale of Assets dated as of July 24, 2002, by and between PricewaterhouseCoopers LLP and FTI Consulting, Inc. (schedules and exhibits omitted). FTI Consulting shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request. (Filed with the SEC on July 26, 2002 as an exhibit to FTI’s current report on Form 8-K dated July 24, 2002, and incorporated herein by reference.)

2.2	LLC Membership Interests Purchase Agreement dated as of January 31, 2000, by and among FTI Consulting, Inc., and Michael Policano and Robert Manzo (schedules and exhibits omitted). FTI Consulting shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request. (Filed with the SEC on February 15, 2000 as an exhibit to FTI’s current report on Form 8-K dated February 4, 2000, and incorporated herein by reference.)

2.3	Asset Purchase Agreement dated October 22, 2003, by and among KPMG LLP, DAS Business LLC and FTI Consulting, Inc. (schedules and exhibits omitted). FTI Consulting shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request. (Filed with the SEC on November 14, 2003 as an exhibit to FTI’s current report on Form 8-K dated November 3, 2003, and incorporated herein by reference.)

2.4	Asset Purchase Agreement dated September 25, 2003, by and among FTI Consulting, Inc., LI Acquisition Company, LLC, Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp. (schedules and exhibits omitted). FTI Consulting shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request. (Filed with the SEC on October 2, 2003 as an exhibit to FTI’s current report on Form 8-K dated September 25, 2003, and incorporated herein by reference.)

2.5	Asset Purchase Agreement dated February 16, 2005, by and among FTI Consulting, Inc., FTI, LLC, FTI Repository Services, LLC, FTI Consulting Ltd., FTI Australia Pty Ltd, Edward J. O’Brien and Christopher R. Priestley, Messrs. Edward J. O’Brien and Christopher R. Priestley trading as the Ringtail Suite Partnership, Ringtail Solutions Pty Ltd, on its behalf and as trustee for Ringtail Unit Trust, Ringtail Solutions, Inc. and Ringtail Solutions Limited (schedules and exhibits omitted). FTI Consulting shall provide omitted exhibits and schedules to the Securities and Exchange Commission upon its request. (Filed with the SEC on February 23, 2005 as an exhibit to FTI’s current report on Form 8-K dated February 16, 2005, and incorporated herein by reference.)

Exhibit Number	Description of Exhibit

2.6	Asset Purchase Agreement, dated as of May 23, 2005, by and among Cambio Health Solutions, LLC, Cambio Partners, LLC, each of the individuals named in Exhibit A thereto that becomes a party thereto prior to the Closing (as defined therein) by executing a joinder agreement on or after the date thereof, FTI Consulting, Inc, FTI, LLC, FTI Camblo LLC, and the Seller Representative (as defined therein). With the exception of Exhibit 7.2(h) (Form of Restricted Stock Agreement), schedules (or similar attachments) to the Asset Purchase Agreement are not filed. FTI will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. (Filed with the SEC on May 24, 2005 as an exhibit to FTI’s current report on Form 8-K dated May 23, 2005, and incorporated herein by reference.)

4.1	Indenture dated August 2, 2005 among FTI Consulting, Inc., the Guarantors as defined therein and Wilmington Trust Company, as Trustee. (Filed with the SEC on August 3, 2005 as an exhibit to FTI’s current report on Form 8-K, and incorporated herein by reference.)

4.2	First Supplemental Indenture, dated as of December 16, 2005, by and among FTI Consulting, Inc., the guarantors names therein, FTI Compass, LLC, FTI Investigations, LLC and Wilmington Trust Company, as trustee, to the Indenture, dated as of August 2, 2005, by and among FTI Consulting, Inc., the guarantors named therein and Wilmington Trust Company as trustee, relating to the senior notes.

4.3	Registration Rights Agreement, dated as of August 2, 2005, among FTI Consulting, Inc., Goldman, Sachs & Co. and Banc of America Securities LLC. (Filed with the SEC on August 3, 2005 as an exhibit to FTI’s current report on Form 8-K, and incorporated herein by reference.)

5.1	Opinion of O’Melveny & Myers LLP regarding the validity of the 3 3/4% Convertible Senior Subordinated Notes due July 15, 2012

5.2	Opinion of Baker Botts LLP

12.1	Statement regarding Computation of Ratios

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included in signature pages)

25.1	Form T-1 (Wilmington Trust Company)

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on January 13, 2006.

FTI CONSULTING, INC.

By:	/s/ JACK B. DUNN, IV
	Name:	Jack B. Dunn, IV
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack B. Dunn, IV and Theodore I. Pincus, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DENNIS J. SHAUGHNESSY Dennis J. Shaughnessy	Chairman of the Board	January 13, 2006

/S/ JACK B. DUNN, IV Jack B. Dunn, IV	Chief Executive Officer, President and Director (Principal Executive Officer)	January 13, 2006

/S/ DOMINIC DINAPOLI Dominic DiNapoli	Executive Vice President and Chief Operating Officer	January 13, 2006

/S/ THEODORE I. PINCUS Theodore I. Pincus	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2006

/S/ CHARLES BORYENACE Charles Boryenace	Vice President and Controller (Principal Accounting Officer)	January 13, 2006

/S/ MARK H. BEREY Mark H. Berey	Director	January 13, 2006

/S/ DENIS J. CALLAGHAN* Denis J. Callaghan	Director	January 13, 2006

Signature	Title	Date

/S/ JAMES A. FLICK, JR. James A. Flick, Jr.	Director	January 13, 2006

/S/ GERARD E. HOLTHAUS Gerard E. Holthaus	Director	January 13, 2006

/S/ MATTHEW F. MCHUGH* Matthew F. McHugh	Director	January 13, 2006

/S/ PETER F. O’MALLEY* Peter F. O’Malley	Director	January 13, 2006

/S/ GEORGE P. STAMAS* George P. Stamas	Director	January 13, 2006

*By:	/S/ THEODORE I. PINCUS
Attorney-in-Fact